                                                          As filed pursuant
                                                          to Rule 425(b)(5)
                                                          SEC File No. 333-90130




YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 6 OF THE ACCOMPANYING PROSPECTUS.

The notes represent obligations of the issuer only and do not represent obligations of or interests in Triad Financial Corporation, Triad Financial Special Purpose LLC, or any of their affiliates.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 2, 2002)

                         $670,250,000 ASSET BACKED NOTES
                    TRIAD AUTOMOBILE RECEIVABLES TRUST 2004-A
                       TRIAD FINANCIAL SPECIAL PURPOSE LLC
                                    DEPOSITOR

                             [Triad Financial Logo]
                                    SERVICER

                              PRINCIPAL                   FINAL SCHEDULED
                               AMOUNT     INTEREST RATE  DISTRIBUTION DATE
                            ------------  -------------  -----------------
Class A-1 Notes.........    $124,000,000      1.07%          March 14, 2005
Class A-2 Notes.........    $228,000,000      1.40%      September 12, 2007
Class A-3 Notes.........    $110,000,000      1.90%           July 14, 2008
Class A-4 Notes.........    $208,250,000      2.50%      September 13, 2010
                            ------------      ----       ------------------
Total...................    $670,250,000

                               PRICE TO     UNDERWRITING     PROCEEDS TO
                              PUBLIC (1)      DISCOUNT       DEPOSITOR (2)
                            -------------   ------------   ---------------
Class A-1 Notes.........      100.000000%          0.125%        99.875000%
Class A-2 Notes.........       99.992866%          0.205%        99.787866%
Class A-3 Notes.........       99.995231%          0.220%        99.775231%
Class A-4 Notes.........       99.991325%          0.230%        99.761325%
Total...................    $670,210,423    $  1,343,375   $   668,867,048

-------------

(1)  Plus accrued interest, if any, from March 18, 2004.

(2)  Before expenses, estimated to be $760,000.

- The notes are principally secured by the assets of the issuer, which consist primarily of motor vehicle installment sales contracts and installment loans that are secured by new and used automobiles and light duty trucks. Substantially all of these contracts and loans are the obligations of non-prime credit quality obligors.

- The issuer will pay interest and principal on the notes on the 12th day of each month, or, if the 12th is not a business day, the next business day, starting on April 12, 2004.

- The issuer will generally pay principal on the Class A Notes sequentially to the earliest maturing class of Class A Notes then outstanding until paid in full, except in certain circumstances where principal payments will be made ratably.

- Full and timely payment of interest and certain payments of principal on each of the Class A Notes will be insured under an unconditional and irrevocable note guaranty insurance policy issued by Ambac Assurance Corporation as described in this prospectus supplement.

                                  [AMBAC LOGO]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

BANC OF AMERICA SECURITIES LLC                          DEUTSCHE BANK SECURITIES

                                    JPMORGAN

                                                             MERRILL LYNCH & CO.

                    Prospectus Supplement dated March 9, 2004

         You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document is true and correct only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                     PAGE
Summary..........................................     S-4
Risk Factors.....................................    S-11
Use of Proceeds..................................    S-13
The Servicer.....................................    S-13
The Depositor....................................    S-13
The Issuer.......................................    S-13
The Owner Trustee................................    S-14
The Indenture Trustee............................    S-14
The Trust Property...............................    S-14
Triad's Automobile Financing Program.............    S-15
The Automobile Loans.............................    S-15
Yield and Prepayment Considerations..............    S-19
The Insurer......................................    S-31
Description of the Notes.........................    S-32
Description of the Purchase Agreements and the
 Trust Documents.................................    S-39
The Policy.......................................    S-48
Material Federal Income Tax Consequences.........    S-53
State and Local Tax Consequences.................    S-55
ERISA Considerations.............................    S-55
Legal Investment.................................    S-56
Ratings..........................................    S-56
Underwriting.....................................    S-56
Experts..........................................    S-58
Legal Opinions...................................    S-58
Glossary.........................................    S-59
Annex A Clearance, Settlement and Tax
 Documentation Procedures........................     A-1

                                   PROSPECTUS

                                                     PAGE
Summary of Prospectus.............................     1
Risk Factors......................................     6
The Company and the Servicer......................    16
The Seller........................................    16
The Issuer........................................    16
The Trustee.......................................    16
The Trust Property................................    17
The Automobile Loans..............................    18
The Company's Automobile Financing Program........    20
Pool Factors......................................    24
Use of Proceeds...................................    24
Description of the Securities.....................    25
Description of the Trust Agreements...............    36
Material Legal Aspects of the Automobile Loans....    43
Material Federal Income Tax Consequences..........    50
State and Local Tax Consequences..................    63
ERISA Considerations..............................    64
Methods of Distributions..........................    69
Legal Opinions....................................    70
Incorporation by Reference........................    70
Financial Information.............................    70

Until ninety (90) days after the date of this prospectus supplement, all dealers that buy, sell or trade the notes may be required to deliver a prospectus regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

   - We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus that provides general information, some of which may not apply to your series of notes and (2) this prospectus supplement that describes the specific terms of your series of notes.

   - This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

   - If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

   - We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the accompanying prospectus provide the pages where these captions are located.

   - Capitalized terms used in this prospectus supplement have the meanings given to them in the Glossary.

                       WHERE YOU CAN FIND MORE INFORMATION

         Triad Financial Corporation has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

         A number of items are incorporated by reference into this prospectus supplement. See "Incorporation by Reference" in the accompanying prospectus for a description of incorporation by reference.

         For additional financial information concerning Ambac, see the audited financial statements of Ambac incorporated by reference in this prospectus supplement. Copies of the financial statements of Ambac incorporated by reference in this prospectus supplement and copies of Ambac's annual statement for the year ended December 31, 2002 prepared in accordance with statutory accounting standards are available, without charge, from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

         You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549 or at the Commission's regional offices at Woolworth Building, 233 Broadway, New York, New York 10279 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                     SUMMARY

- This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

- This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

THE ISSUER

Triad Automobile Receivables Trust 2004-A, or the ISSUER, is a Delaware statutory trust. The issuer will issue the notes and be liable for their payment. The issuer's principal asset will be a pool of non-prime automobile loans.

THE DEPOSITOR

Triad Financial Special Purpose LLC, or the DEPOSITOR, is a Delaware limited liability company, which is a wholly-owned, special-purpose subsidiary of Triad Financial Corporation. The depositor will sell the automobile loans to the issuer.

THE SERVICER

Triad Financial Corporation, or TRIAD, is a California corporation, which is a wholly-owned subsidiary of Fairlane Credit LLC, which is in turn a wholly-owned subsidiary of Ford Motor Credit Company. Triad either purchased the automobile loans without recourse from automobile dealers and other third-party lenders or originated the automobile loans directly with consumers. Triad, or the SERVICER, will service the automobile loans on behalf of the issuer. Triad will sell the automobile loans to the depositor.

THE INSURER

Ambac Assurance Corporation, or AMBAC, is a Wisconsin-domiciled stock insurance corporation. Ambac will issue a note guaranty insurance policy for the benefit of the Class A noteholders.

THE TRUSTEE

JPMorgan Chase Bank, or JPMORGAN CHASE, is a New York banking corporation. JPMorgan Chase will be the indenture trustee and the backup servicer.

CUT-OFF DATE

- February 29, 2004. The issuer will receive amounts collected on the automobile loans after this date.

CLOSING DATE

- On or about March 18, 2004.

DESCRIPTION OF THE SECURITIES

The issuer will issue five classes of its asset backed notes. The notes are designated as the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, or collectively, the Class A Notes, and the Class B Notes. The Class A Notes are being offered by this prospectus supplement. The Class B Notes are not being offered by this prospectus supplement and are anticipated to be retained by the depositor. All information in this prospectus supplement regarding the Class B Notes is provided solely to help you understand the Class A Notes.

Each class of Class A Notes will have the initial principal amounts, interest rates and final scheduled distribution dates listed on the first page of this prospectus supplement.

The Class B Notes will have an initial note principal balance of $66,295,272, will bear interest at a rate of 8.00% per annum and will have a final scheduled distribution date of December 13, 2010.

The notes will initially be issued in book-entry form only in minimum denominations of $1,000 and multiples of $1,000.

You may hold your notes through DTC in the United States or through Clearstream Banking, societe anonyme or the Euroclear System in Europe.

The notes will be secured solely by the pool of automobile loans and the other assets of the issuer.

THE POLICY

On the day of the closing, Ambac will issue a note guaranty insurance policy for the benefit of the Class A Noteholders. Under this policy, Ambac will unconditionally and irrevocably guarantee the following payments due on the Class A Notes:

         -        interest due on the Class A Notes on each distribution date;

         - principal on the Class A Notes to the extent the principal amount of the Class A Notes would otherwise exceed the pool balance of the automobile loans as of the end of the prior calendar month, after taking into account all reductions in the principal amount of the Class A Notes funded from other sources; and

         - principal due on each class of the Class A Notes on its final scheduled distribution date, to the extent that the class is not paid in full on or prior to the final scheduled distribution date from other sources.

DISTRIBUTION DATES

The distribution date will be the 12th day of each month, subject to the business day rule set forth below, commencing on April 12, 2004.

-  Business day rule:

If any scheduled date for a distribution is not a business day, then the distribution will be made on the next business day.

-  Record dates:

The record date for all distribution dates is the close of business on the business day immediately preceding that distribution date.

FLOW OF FUNDS

On each distribution date, the indenture trustee will apply the issuer's available funds in the following order of priority:

                  1. to pay the monthly servicing fees to the servicer and, to the extent available, to pay to the servicer any amounts paid by the obligors during the preceding calendar month that did not relate to principal and interest payments due on the automobile loans, such as late payment fees, prepayment charges and other administrative charges;

                  2. to pay the indenture trustee, owner trustee and backup servicer, fees and other amounts owing such parties subject to a maximum annual limit;

                  3. to pay interest due on the Class A Notes, pari passu among all classes;

                  4. to pay principal to the extent necessary to reduce the Class A Note principal balance to the pool balance, which amount will be distributed as described below under "Principal";

                  5. to pay the remaining principal balance of any Class A Notes on the related final scheduled distribution date;

                  6. to pay to Ambac its insurance premium and any unreimbursed draws made by it under the policy;

                  7. to pay principal on the Class A Notes to the extent necessary to reduce the combined Class A and Class B Note principal balance to the pool balance, which amount will be distributed as described below under "Principal";

                  8.       to pay interest due on the Class B Notes;

                  9. to pay the remaining principal balance of the Class B Notes on the related final scheduled distribution date;

                  10. so long as no insurer default has occurred and is continuing, to pay to Ambac other unpaid amounts owed to it under the insurance agreement;

                  11. to pay principal on the Class A Notes in an amount equal to the amount described in clause (1) under the first paragraph under "Principal" below and the amount described in such clause for each prior distribution date that was not previously distributed, which amount will be distributed as described below under "Principal";

                  12. to fund a deposit into the spread account of the amount necessary to achieve a specified amount;

                  13. to Ambac, if an insurer default has occurred and is continuing, the amounts described under clause 10 above;

                  14. to pay principal on the Class A Notes to achieve a specified amount of overcollateralization, or, if certain events have occurred and are continuing, to pay principal on the Class A Notes until they have been paid in full, which amount will be distributed as described below under "Principal"; and

                  15. to pay principal on the Class B Notes, or, if the Class B Notes are no longer outstanding, to make a payment of all remaining amounts to the certificateholder (which will initially be the depositor).

INTEREST

Interest on the Class A-1 Notes will accrue at the interest rate for that class from the previous distribution date to the day prior to the related distribution date. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will accrue at the interest rate for that class from the 12th day of each month to the day prior to the 12th day of the succeeding month. In the case of the first distribution date, interest begins to accrue on the day of the closing.

Interest on the Class A-1 Notes will be calculated on an "actual/360" basis.

Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on a "30/360" basis.

PRINCIPAL

Principal of the notes will generally be payable on each distribution date in an amount equal to:

         (1) 100% of the reduction in the principal balance of the automobile loan pool during the prior calendar month, but not to exceed the amount necessary to achieve the required overcollateralization, plus

         (2) the amount of excess interest collected on the automobile loans during the prior calendar month, after paying interest on the notes, making payments of principal to the extent the Class A Notes are undercollateralized relative to the pool balance, paying other expenses, and depositing the required amount to the spread account, but only as necessary to achieve the required overcollateralization, unless certain specified events have occurred, in which case all such remaining excess interest will be used to pay principal on the Class A Notes.

The outstanding principal amount of the notes of any class, if not previously paid, will be payable on the final scheduled distribution date for that class.

The Class A Notes are "sequential pay" classes that generally will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

- first, the Class A-1 Notes will be paid in full;

- once the Class A-1 Notes are paid in full, the Class A-2 Notes will be paid, until they are paid in full;

- once the Class A-2 Notes are paid in full, the Class A-3 Notes will be paid, until they are paid in full;

- once the Class A-3 Notes are paid in full, the Class A-4 Notes will be paid, until they are paid in full; and

- once all classes of Class A Notes have been paid in full, the Class B Notes will be paid, until they are paid in full.

Also, once the spread account is fully funded and the overcollateralization target has been reached, any remaining available funds will be used to pay principal on the Class B Notes until they are paid in full, unless certain specified events have occurred, in which case all such remaining available funds will be used to pay principal on the Class A Notes. As a result, it is likely that the Class B Notes will be paid off earlier than certain classes of Class A Notes.

Upon the occurrence of an event of default and an acceleration of the notes, however, all payments of principal will be made, first to the Class A-1 Notes until they have been paid in full, and then to the other classes of Class A Notes pro rata until those classes have been paid in full.

OVERCOLLATERALIZATION

The overcollateralization amount is the amount by which the pool balance of the automobile loans exceeds the outstanding principal balance of the Class A Notes. As of the closing date, the only overcollateralization amount will be that represented by the Class B Notes. The overcollateralization amount will be available to absorb any losses that the noteholders would otherwise incur.

If the spread account is at its targeted balance, excess interest collected on the automobile loans that is not used to offset losses on the automobile loans will be distributed in reduction of the principal amount of the Class A Notes until the overcollateralization target has been reached, which is when the overcollateralization amount on any distribution date equals 13.00% of the pool balance of the automobile loans at the end of the last day of the calendar month preceding the distribution date.

SPREAD ACCOUNT

The indenture trustee will hold a spread account for the benefit of the noteholders and Ambac. An initial deposit of

$22,096,358.18, which is approximately 3.00% of the pool balance as of the cut-off date, will be placed in the spread account on the closing date. On each distribution date, any collections remaining after paying the amounts described under clauses 1 through 11 above under "-Flow of Funds" will be deposited in the spread account until the balance in the spread account is at its targeted balance, which is equal to the greater of :

         (x) 3.00% of the principal balance of the automobile loans at the end of the last day of the calendar month preceding the current distribution date, and

         (y) 2.00% of the principal balance of the automobile loans on the cut-off date, which is approximately $14,730,905.46.

The targeted balance may be increased upon the occurrence and continuation of certain events specified in the agreements.

THE TRUST ASSETS

The issuer's assets will principally include:

- a pool of "non-prime" automobile loans, which are secured by new and used automobiles and light duty trucks;

-        collections on the automobile loans received after the cut-off date;

- an assignment of the security interests in the vehicles securing the automobile loans;

-        the loan files;

- an assignment of all rights to proceeds from claims on insurance policies covering the financed vehicles or the obligors;

- an assignment of Triad's rights against dealers and third-party lenders under agreements between Triad and the dealers and the third-party lenders;

-        the spread account;

-        rights under the transaction documents; and

-        all proceeds from the items described above.

THE AUTOMOBILE LOAN POOL

The automobile loans consist of motor vehicle retail installment sale contracts originated by dealers, or by third-party lenders, and then acquired by Triad or motor vehicle loans or note and security agreements originated by Triad or by third-party lenders directly with consumers and then acquired by Triad. The automobile loans were made primarily to individuals with less than perfect credit due to various factors, including the manner in which those individuals have handled previous credit, the limited extent of their prior credit history, and/or their limited financial resources.

STATISTICAL INFORMATION

- The statistical information in this prospectus supplement is based on the automobile loans in the pool as of the cut-off date, which is February 29, 2004.

-        As of the cut-off date, the automobile loans in the pool have:

         -        an aggregate principal balance of $736,545,272.80;

         -        a weighted average annual percentage rate of approximately
                  16.02%;

         - a weighted average original maturity of approximately 67.51 months;

         - a weighted average remaining maturity of approximately 64.37 months; and

         - individual remaining terms of not more than 72 months and not less than 11 months.

REDEMPTION

- Optional redemption:

The Notes may be redeemed in whole, but not in part, on any distribution date on which the servicer exercises its "clean-up call" option to purchase the automobile loan pool. This can only occur after the pool balance declines to 10% or less of its original balance as of the cut-off date. The redemption price is equal to the unpaid principal amount of the notes of each class then outstanding plus accrued and unpaid interest.

-  Mandatory redemption:

If an event of default occurs under the indenture, the notes may be accelerated and become immediately due and payable at par. The indenture trustee may, with Ambac's consent, so long as Ambac is not in default in making a required policy payment and is not insolvent, and will, at the direction of the controlling party, accelerate the notes. The controlling party is Ambac, unless Ambac is in default in making a required policy payment or is insolvent. The policy issued by Ambac does not guarantee payment of any amounts that become due on an accelerated basis, unless Ambac elects, in its sole discretion, to pay those amounts in whole or in part.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

- Dewey Ballantine LLP, tax counsel, is of the opinion that the Class A Notes will be characterized as indebtedness and the issuer will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a Class A Note, you agree to treat the note as indebtedness.

-        Interest on the Class A Notes will be taxable as ordinary income:

         - when received by a holder using the cash method of accounting, and

         - when accrued by a holder using the accrual method of accounting.

- Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" in this prospectus supplement and the accompanying prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the Class A Notes to their original purchaser.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A Notes may be purchased by pension, profit-sharing and other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Fiduciaries of such plans should consult with counsel regarding the applicability of the provisions of ERISA and the Code to an investment in the Class A Notes. Each investor that purchases Class A Notes with assets of a plan subject to ERISA or Section 4975 of the Code will be deemed to represent and warrant that a U.S. Department of Labor prohibited transaction class exemption will apply to its purchase and continued holding of the Class A Notes.

LEGAL INVESTMENT

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

RATING OF THE NOTES

The notes must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service and Fitch Ratings in order to be issued:

                                     RATING
                          ----------------------------
        CLASS              S&P       MOODY'S     FITCH
        -----              ---       -------     -----
A-1...............        A-1+       Prime-1      F1+
A-2...............        AAA         Aaa         AAA
A-3...............        AAA         Aaa         AAA
A-4...............        AAA         Aaa         AAA

You must not assume that the ratings will not be lowered, qualified or withdrawn by the rating agencies. See "Ratings" in this prospectus supplement for more information about the ratings assigned to the Class A Notes.

                                  RISK FACTORS

         In addition to the risk factors discussed in the prospectus, you should consider the following additional factors in connection with the purchase of the notes:

GEOGRAPHIC CONCENTRATIONS OF AUTOMOBILE LOANS MAY INCREASE CONCENTRATION RISKS.

Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the automobile loans. As of the cut-off date, obligors with respect to approximately 20.23%, 15.16%, 7.51% and 7.10% of the automobile loans based on the automobile loans' remaining principal balances were located in California, Texas, Illinois and Florida, respectively.

No other state accounts for more than 5.00% of the automobile loans based on the automobile loans' remaining principal balances as of the cut-off date.

THE NOTES ARE ASSET-BACKED DEBT AND ISSUER HAS ONLY LIMITED ASSETS.

The sole sources for repayment of the notes are payments on the automobile loans, funds on deposit in cash accounts held by the indenture trustee and payments made under the policy. Furthermore, if Ambac defaults in its obligations under the policy, the issuer will depend on current collections on the automobile loans and amounts, if any, available in the spread account to make payments on the Class A Notes.

WE CANNOT PREDICT THE RATE AT WHICH THE NOTES WILL AMORTIZE.

Your notes may amortize more quickly than expected for a variety of reasons. First, obligors can prepay their automobile loans, without paying a penalty, at any time. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing automobile loans without prepaying the loans may also influence the rate of prepayments. In addition, under certain circumstances, Triad is obligated to purchase automobile loans as a result of breaches of representations and/or covenants. In any of these cases, the automobile loan pool would amortize more quickly than expected and the notes would also amortize more quickly as a result.

Second, the notes contain an overcollateralization feature that results in accelerated principal payments to Noteholders and a faster amortization of the notes than of the automobile loans.

Finally, the servicer has the right to purchase the automobile loans when the pool balance is 10% or less of the original pool balance as of the cut-off date.

RATINGS ON CLASS A NOTES ARE DEPENDENT UPON AMBAC'S CREDITWORTHINESS.

The ratings of the Class A Notes will depend primarily on the creditworthiness of Ambac as the provider of the policy relating to the notes. If Ambac's claims-paying ability ratings are reduced, the rating agencies will reduce the ratings on the Class A Notes. Such reduction would likely reduce the liquidity and market price of the Class A Notes.

EVENTS OF DEFAULT UNDER THE INDENTURE MAY RESULT IN AN ACCELERATION.

So long as Ambac is not in default in making a required policy payment and is not insolvent, following an event of default under the indenture, it will have the sole power to declare an event of default. Following such declaration, the indenture trustee will continue to submit claims under and in accordance with the policy to enable the issuer to continue to make payments due on the Class A Notes. Following an event of default under the indenture, Ambac will control the exercise of remedies and may, at its option, but without the obligation, elect to cause the liquidation of the assets of the issuer, in whole or in part, so long as such liquidation would result in the payment in full of the outstanding principal amount of and any accrued interest on the notes (including the Class B Notes).

OBLIGORS HAVE LITTLE EQUITY IN THEIR FINANCED VEHICLES WHICH MAY RESULT IN MORE SEVERE LOSSES.

For most of the automobile loans, the original principal amount of the automobile loans exceeded the cost of the related financed vehicle. Even in cases where the obligor was required to make a down payment from the obligor's own funds, those obligors may have no equity in their vehicles. The lack of any equity in their vehicles may make it more likely that those obligors will default. In addition, if such an obligor defaults and the vehicle is repossessed, the issuer is likely to suffer a loss.

THE CURRENT CONFLICT IN THE MIDDLE EAST MAY CAUSE LIMITATIONS ON INTEREST PAYMENTS AND REPOSSESSIONS.

Under the Servicemembers Civil Relief Act, as amended, or similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan interest, including fees and charges, above an annual rate of 6% during the period of the obligor's active duty status. It is possible that the current events in the Middle East may affect the servicer's ability to collect full amounts of interest on some of the automobile loans. For more information, please see "Risk Factors - Limitations on interest payments and repossessions may cause losses on your investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

         The issuer will use the net proceeds from the issuance of the notes to:

     -   purchase the automobile loans from the depositor; and

     -   fund the spread account initial deposit.

                                  THE SERVICER

         Triad Financial Corporation is a California corporation, wholly-owned by Fairlane Credit LLC, which is in turn a wholly-owned subsidiary of Ford Motor Credit Company. Triad was incorporated in California on May 19, 1989. Triad originates or purchases and services automobile loans. Triad's executive offices are located at 7711 Center Avenue, Suite 100, Huntington Beach, CA 92647 and its telephone number is (714) 373-8300.

                                  THE DEPOSITOR

         The depositor, Triad Financial Special Purpose LLC, a Delaware limited liability company, is a wholly-owned subsidiary of Triad. The depositor was organized for the limited purpose of purchasing automobile loans from Triad, transferring such automobile loans to third parties and issuers of asset-backed securities, and retaining subordinated and residual securities issued in these transactions. The principal executive offices of the depositor are located at 7711 Center Avenue, Suite 390, Huntington Beach, California 92647 and its telephone number is (714) 373-8300. For further information, see "The Seller" in the Prospectus.

         The depositor has taken steps to make it unlikely that a bankruptcy proceeding will result in consolidation of the assets and liabilities of the depositor or the issuer with those of Triad. These steps include the creation of the depositor as a separate, limited-purpose subsidiary with certain limitations, including:

     -   restrictions on the nature of the depositor's business;

     - a requirement that at least one director or manager qualifies under the articles of incorporation or certificate of organization as an "independent director" or an "independent manager"; and

     - a restriction on the depositor's ability to voluntarily declare bankruptcy without the prior unanimous affirmative vote of all of its directors or manager (including the independent director or manager).

         However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of Triad in a bankruptcy proceeding.

                                   THE ISSUER

         The issuer is a Delaware statutory trust formed under a trust agreement to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

     - acquiring, holding and managing the automobile loans and its other assets and proceeds from its assets;

     - issuing the Class A Notes, the Class B Notes and the certificate, which represents the residual interest in the issuer;

     -   making payments on the notes and the certificate; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish these other activities.

         The issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company at the address listed below under "The Owner Trustee."

                                THE OWNER TRUSTEE

         Wilmington Trust Company is the owner trustee. It is a Delaware banking corporation. Its principal offices are located at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890.

         The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance of the certificate and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement and the sale and servicing agreement.

                              THE INDENTURE TRUSTEE

         JPMorgan Chase Bank, a New York banking corporation, is the indenture trustee. JPMorgan Chase's address is 4 New York Plaza, 6th Floor, New York, New York 10004.

                               THE TRUST PROPERTY

         The trust property will include, among other things, the following:

     - non-prime motor vehicle installment sales contracts and installment loans secured by new and used automobiles and light duty trucks;

     -   monies received for the automobile loans after the cut-off date;

     - amounts that may be held in the note distribution account, the collection account or the spread account;

     - an assignment of the security interests of Triad and the depositor in the financed vehicles;

     - an assignment of Triad's rights against dealers under agreements between Triad and dealers;

     - an assignment of Triad's rights against third-party lenders under agreements between Triad and third-party lenders;

     - an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

     -   the automobile loan files;

     -   other rights under the transaction documents; and

     -   proceeds of the above items.

         The trust property also will include an assignment of the rights against Triad for breaches of representations and warranties under a purchase agreement. On the date of issuance of the notes, Triad will sell the automobile loans to the depositor and the depositor will sell the automobile loans to the issuer.

         The automobile loans were originated by Triad or by motor vehicle dealers and third-party lenders according to Triad's credit policies for assignment to Triad. The automobile loans originated by dealers and third-party lenders have been assigned to Triad and evidence the financing made to the obligor. Triad's agreements with the dealers and third-party lenders who originate the automobile loans may provide for repurchase by or recourse against the dealer or third-party lender if there is a breach of a representation or warranty under the relevant agreement.

         Under the indenture, the issuer will grant a security interest in the trust property to the indenture trustee on the noteholders' behalf and for the benefit of Ambac in support of the obligations owed to Ambac. Any proceeds of the trust property will be distributed according to the indenture. Ambac will be entitled to the distributions only after payment of certain amounts owed to, among others, the noteholders have been made.

                      TRIAD'S AUTOMOBILE FINANCING PROGRAM

         For a description of Triad's Automobile Financing Program, see "The Company's Automobile Financing Program" in the prospectus.

                              THE AUTOMOBILE LOANS

         Triad purchased the automobile loans from manufacturer-franchised and independent motor vehicle dealers and third-party lenders, and has originated loans directly to consumers. The automobile loans were made to non-prime credit quality obligors with less than perfect credit due to various factors, including:

     -   the manner in which they have handled previous credit;

     -   the limited extent of their prior credit history; and/or

     -   their limited financial resources.

ELIGIBILITY CRITERIA

         The automobile loans were selected from Triad's portfolio of automobile loans based on several criteria, including those specified under "The Automobile Loans" in the prospectus and the following criteria, as of the cut-off date:

         (a) each automobile loan had a remaining maturity of not more than 72 months;

         (b) each automobile loan had an original maturity of not more than 72 months;

         (c) each automobile loan had a remaining Principal Balance of at least $5,000 and not more than $50,000;

         (d) each automobile loan has an annual percentage rate of at least 6.50% and not more than 29.00%;

         (e)      no automobile loan was more than 30 days past due; and

         (f) neither Triad nor the depositor has selected the automobile loans in a manner that is adverse to the interests of Ambac or the noteholders.

COMPOSITION

         The information presented in this prospectus supplement is based on a pool of automobile loans as of the cut-off date, which is February 29, 2004. As of the cut-off date, the automobile loans had an aggregate principal balance of $736,545,272.80.

         The automobile loan pool's composition and distribution by APR, geographic location and vehicle model year as of the cut-off date are detailed in the following tables:

                       COMPOSITION OF THE AUTOMOBILE LOANS
                             AS OF THE CUT-OFF DATE

                                                      NEW                       USED                     TOTAL
                                         -------------------------   ------------------------   ------------------------
                                         $          280,225,745.30    $        456,319,527.50    $        736,545,272.80
Aggregate Principal Balance............
Number of Automobile Loans.............                     13,563                     29,185                     42,748
Percentage of Aggregate Principal
   Balance.............................                      38.05%                     61.95%                    100.00%
Average Principal Balance..............   $              20,661.04    $             15,635.41    $             17,229.94
   Range of Principal Balances.........  ($ 5,458.34 to $47,475.44)  ($5,000.00 to $46,921.33)  ($5,000.00 to $47,475.44)
Weighted Average APR...................                      15.33%                     16.45%                     16.02%
   Range of APRs.......................            (6.74% to 24.00%)         (6.99% to 29.00%)           (6.74% to 29.00%)
Weighted Average Remaining Term........               68.01 months               62.14 months               64.37 months
   Range of Remaining Terms............           (19 to 72 months)          (11 to 72 months)          (11 to 72 months)
Weighted Average Original Term.........               70.91 months               65.41 months               67.51 months
   Range of Original Terms.............           (24 to 72 months)          (24 to 72 months)          (24 to 72 months)

                   DISTRIBUTION OF THE AUTOMOBILE LOANS BY APR
                             AS OF THE CUT-OFF DATE

                                                                              % OF POOL BY
                                                                               AGGREGATE
                               NUMBER OF  PERCENTAGE OF  AGGREGATE PRINCIPAL   PRINCIPAL
         APR RANGE             CONTRACTS   CONTRACTS(1)        BALANCE         BALANCE(1)
-----------------------------  ---------  -------------  -------------------  ------------
 6.000% -  6.999%............         3        0.01%      $       49,684.18        0.01%
 7.000% -  7.999%............         7        0.02              107,539.79        0.01
 8.000% -  8.999%............        48        0.11            1,037,998.71        0.14
 9.000% -  9.999%............       430        1.01            9,699,240.72        1.32
10.000% - 10.999%............       809        1.89           17,081,515.31        2.32
11.000% - 11.999%............     1,081        2.53           22,902,930.38        3.11
12.000% - 12.999%............     2,714        6.35           55,473,604.27        7.53
13.000% - 13.999%............     3,651        8.54           70,926,614.14        9.63
14.000% - 14.999%............     5,398       12.63          100,675,353.43       13.67
15.000% - 15.999%............     6,427       15.03          114,743,797.27       15.58
16.000% - 16.999%............     5,907       13.82          101,780,834.02       13.82
17.000% - 17.999%............     6,835       15.99          108,451,686.57       14.72
18.000% - 18.999%............     3,665        8.57           55,569,234.65        7.54
19.000% - 19.999%............     2,532        5.92           36,657,071.93        4.98
20.000% - 20.999%............     1,505        3.52           19,878,414.79        2.70
21.000% - 21.999%............     1,115        2.61           14,285,235.45        1.94
22.000% - 22.999%............       402        0.94            4,816,773.61        0.65
23.000% - 23.999%............       158        0.37            1,781,010.07        0.24
24.000% - 24.999%............        57        0.13              591,207.70        0.08
25.000% - 25.999%............         1        0.00               11,097.78        0.00
26.000% - 26.999%............         1        0.00                9,853.41        0.00
29.000% - 29.999%............         2        0.00               14,574.62        0.00
                                 ------      ------       -----------------      ------
TOTAL                            42,748      100.00%      $  736,545,272.80      100.00%
                                 ======      ======       =================      ======

------------
(1) Percentages may not sum to 100% because of rounding.

           DISTRIBUTION OF THE AUTOMOBILE LOANS BY GEOGRAPHIC LOCATION
                        OF OBLIGOR AS OF THE CUT-OFF DATE

                                                                                % OF POOL BY
     STATE (BY OBLIGOR         NUMBER OF  PERCENTAGE OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
         LOCATION)             CONTRACTS  CONTRACTS(1)         BALANCE             BALANCE(1)
-----------------------------  ---------  -------------  -------------------  -------------------
California...................    8,190       19.16%        $148,970,637.37           20.23%
Texas........................    6,119       14.31          111,671,672.72           15.16
Illinois.....................    3,265        7.64           55,317,068.64            7.51
Florida......................    3,006        7.03           52,290,199.71            7.10
Georgia......................    1,878        4.39           33,396,758.07            4.53
Maryland.....................    1,777        4.16           32,500,190.57            4.41
Arizona......................    1,617        3.78           29,806,471.81            4.05
Virginia.....................    1,387        3.24           22,450,683.02            3.05
North Carolina...............    1,208        2.83           20,212,531.09            2.74
Washington...................    1,259        2.95           20,105,848.89            2.73
Pennsylvania.................    1,328        3.11           19,454,438.81            2.64
Nevada.......................    1,053        2.46           18,779,422.88            2.55
Ohio.........................    1,156        2.70           18,424,205.28            2.50
Colorado.....................    1,056        2.47           17,544,831.04            2.38
Indiana......................      958        2.24           15,790,795.95            2.14
Missouri.....................      912        2.13           14,680,298.04            1.99
New York.....................      781        1.83           11,510,272.93            1.56
New Jersey...................      676        1.58           11,351,856.11            1.54
Michigan.....................      668        1.56           10,618,235.78            1.44
South Carolina...............      554        1.30            9,334,403.68            1.27
Oregon.......................      419        0.98            6,600,498.37            0.90
Kentucky.....................      392        0.92            6,156,953.23            0.84
Mississippi..................      312        0.73            5,421,381.17            0.74
Minnesota....................      324        0.76            4,959,758.19            0.67
Utah.........................      291        0.68            4,634,021.62            0.63
Massachusetts................      240        0.56            4,082,262.62            0.55
Idaho........................      234        0.55            3,856,974.71            0.52
Tennessee....................      256        0.60            3,847,957.29            0.52
Oklahoma.....................      199        0.47            3,386,883.23            0.46
Kansas.......................      183        0.43            2,948,459.81            0.40
Nebraska.....................      175        0.41            2,565,562.37            0.35
Iowa.........................      176        0.41            2,418,532.51            0.33
New Mexico...................      135        0.32            2,253,461.57            0.31
West Virginia................      117        0.27            1,964,713.63            0.27
New Hampshire................       88        0.21            1,368,694.98            0.19
South Dakota.................       72        0.17            1,022,813.22            0.14
North Dakota.................       70        0.16            1,020,690.31            0.14
Montana......................       43        0.10              778,095.92            0.11
Wyoming......................       40        0.09              711,823.17            0.10
Rhode Island.................       42        0.10              685,602.77            0.09
Delaware.....................       37        0.09              677,864.97            0.09
District of Columbia.........       24        0.06              459,993.78            0.06
Vermont......................       28        0.07              453,852.05            0.06
Arkansas.....................        3        0.01               57,598.92            0.01
                                ------      ------         ---------------          ------
TOTAL                           42,748      100.00%        $736,545,272.80          100.00%
                                ======      ======         ===============          ======

------------
(1) Percentages may not sum to 100% because of rounding.

                 DISTRIBUTION OF THE AUTOMOBILE LOANS BY VEHICLE
                        MODEL YEAR AS OF THE CUT-OFF DATE

                                                                                  % OF POOL BY
                                NUMBER OF  PERCENTAGE OF  AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
        VEHICLE MODEL YEAR      CONTRACTS  CONTRACTS(1)         BALANCE            BALANCE(1)
------------------------------  ---------  -------------  -------------------  -------------------
1995..........................       22         0.05%     $        183,292.98         0.02%
1996..........................       80         0.19               718,809.40         0.10
1997..........................      491         1.15             5,520,071.55         0.75
1998..........................    1,820         4.26            22,555,758.39         3.06
1999..........................    3,932         9.20            55,194,738.48         7.49
2000..........................    6,766        15.83           101,866,812.08        13.83
2001..........................    7,356        17.21           117,633,069.05        15.97
2002..........................    5,750        13.45            96,510,264.67        13.10
2003..........................    9,418        22.03           179,902,739.68        24.43
2004..........................    7,112        16.64           156,432,675.02        21.24
2005..........................        1         0.00                27,041.50         0.00
                                 ------       ------      -------------------       ------
TOTAL                            42,748       100.00%     $    736,545,272.80       100.00%
                                 ======       ======      ===================       ======

-----------------------
(1) Percentages may not sum to 100% because of rounding.

         The obligor under each of the automobile loans is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor's total payment amount equals the amount financed plus finance charges for the automobile loan's entire term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the amount of the automobile loan as of its origination date.

         Under a simple interest automobile loan, the amount of an obligor's fixed level installment payment that is allocated to interest is equal to the product of the fixed interest rate on the loan (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining principal balance after the preceding loan payment. The remainder of the obligor's payment amount is allocated to reduce the principal amount financed.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         Prepayments can be made on any of the automobile loans at any time. If prepayments are received on the automobile loans, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled. Prepayments on the automobile loans may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan.

         The rate of prepayments on the automobile loans may be influenced by a variety of economic, social, and other factors, including the fact that no obligor under an automobile loan may sell or transfer that automobile until that automobile loan is paid in full. Triad believes that the weighted average life of the automobile loans will be substantially shorter than their scheduled weighted average life. This opinion is based primarily on Triad's assessment of what the actual rate of prepayments will be. Any risk resulting from faster or slower prepayments of the automobile loans will be borne solely by the noteholders.

         The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loans. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

         Prepayments on automobile loans can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loans in a pool of loans. ABS also assumes that all of the automobile loans in a pool are the same size, that all of those automobile loans amortize at the same rate, and that, for every month that any individual automobile loan is outstanding, payments on that particular automobile loan will either be made as scheduled or the automobile loan will be prepaid in full. For example, in a pool originally containing 10,000 automobile loans, if a 1% ABS were used, that would mean that 100 automobile loans would prepay in full each month. The percentage of prepayments that is assumed for ABS is not an historical description of prepayment experience on pools of automobile loans or a prediction of the anticipated rate of prepayment on either the pool of automobile loans involved in this transaction or on any pool of automobile loans. You should not assume that the actual rate of prepayments on the automobile loans will be in any way related to the percentage of prepayments that we assume for ABS.

         The tables below which are captioned "Percentage of Initial Note Principal Balance at Various ABS Percentages" are based on ABS and were prepared using the following assumptions:

    - the trust property includes fourteen pools of automobile loans with the characteristics set forth in the following table, which have been prepared on the basis of the characteristics of the automobile loans on the cut-off date;

    - all prepayments on the automobile loans each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

    - each scheduled monthly payment on the automobile loans is made on the last day of each month and each month has 30 days;

    - the initial principal amounts of each class of notes are equal to the initial principal amounts set forth on the cover of this prospectus supplement;

    - interest accrues on the Class A Notes at the fixed interest rates set forth on the front cover of this prospectus supplement and on the Class B Notes at a fixed interest rate of 8.00%;

    -    payments on the notes are made on the 12th day of each month;

    -    the notes are purchased on March 18, 2004;

    - the scheduled monthly payment for each automobile loan was calculated on the basis of the characteristics described in the following table and in such a way that each automobile loan would amortize in a manner that will be sufficient to repay the principal balance of that automobile loan by its indicated remaining term to maturity;

    - the servicer exercises its "clean-up call" option to purchase the automobile loans at the earliest opportunity;

    - accelerated principal will be paid on each class of the notes on each distribution date until the first distribution date on which the specified overcollateralization level is achieved; and

    - the difference between the gross APR and the net APR is equal to the base servicing fee due to the servicer and the fees due to Ambac.


                                               ORIGINAL TERM TO  REMAINING TERM TO
                                                   MATURITY          MATURITY
POOL   AGGREGATE PRINCIPAL BALANCE  GROSS APR     (IN MONTHS)       (IN MONTHS)
-----  ---------------------------  ---------  ----------------  -----------------
 1        $           100,148.11     17.094%          27                27
 2                     44,297.55     18.000           25                21
 3                  2,920,192.63     16.882           38                36
 4                  1,455,075.04     16.535           37                33
 5                    322,064.49     19.432           40                27
 6                 16,142,266.65     16.811           50                48
 7                  6,846,609.72     16.742           50                45
 8                  2,184,266.04     19.343           51                33
 9                170,382,613.53     16.840           62                60
 10                61,908,839.12     16.750           62                57
 11                21,497,126.14     18.936           62                45
 12               314,645,870.48     15.354           72                70
 13               117,786,243.68     15.288           72                68
 14                20,309,659.62     17.033           72                57
          ----------------------
TOTAL     $       736,545,272.80
          ======================

         The following tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed.

         The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the automobile loans will differ from the assumptions used to construct the tables. For example, it is very unlikely that the automobile loan pool will prepay at a constant level of ABS throughout its life. Moreover, the automobile loans have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loans are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

         The percentages in the tables have been rounded to the nearest whole number. As used in the tables that follow, the WEIGHTED AVERAGE LIFE of a class of notes is determined by:

    - multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date,

    -    adding the results, and

    -    dividing the sum by the related initial principal amount of the note.

                  PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE
                           AT VARIOUS ABS PERCENTAGES

                                    CLASS A-1 NOTES
                               --------------------------
     DISTRIBUTION DATE         0.00%  1.00%  1.70%  2.50%
-----------------------------  -----  -----  -----  -----
Closing Date.................   100    100    100    100
April 12, 2004...............    88     82     77     71
May 12, 2004.................    76     64     54     43
June 12, 2004................    64     46     33     19
July 12, 2004................    55     34     19      0
August 12, 2004..............    49     24      5      0
September 12, 2004...........    43     13      0      0
October 12, 2004.............    38      3      0      0
November 12, 2004............    32      0      0      0
December 12, 2004............    26      0      0      0
January 12, 2005.............    20      0      0      0
February 12, 2005............    14      0      0      0
March 12, 2005...............     8      0      0      0
April 12, 2005...............     2      0      0      0
May 12, 2005.................     0      0      0      0
June 12, 2005................     0      0      0      0
July 12, 2005................     0      0      0      0
August 12, 2005..............     0      0      0      0
September 12, 2005...........     0      0      0      0
October 12, 2005.............     0      0      0      0
November 12, 2005............     0      0      0      0
December 12, 2005............     0      0      0      0
January 12, 2006.............     0      0      0      0
February 12, 2006............     0      0      0      0
March 12, 2006...............     0      0      0      0
April 12, 2006...............     0      0      0      0
May 12, 2006.................     0      0      0      0
June 12, 2006................     0      0      0      0
July 12, 2006................     0      0      0      0
August 12, 2006..............     0      0      0      0
September 12, 2006...........     0      0      0      0
October 12, 2006.............     0      0      0      0
November 12, 2006............     0      0      0      0
December 12, 2006............     0      0      0      0
January 12, 2007.............     0      0      0      0
February 12, 2007............     0      0      0      0
March 12, 2007...............     0      0      0      0
April 12, 2007...............     0      0      0      0
May 12, 2007.................     0      0      0      0
June 12, 2007................     0      0      0      0
July 12, 2007................     0      0      0      0
August 12, 2007..............     0      0      0      0
September 12, 2007...........     0      0      0      0
October 12, 2007.............     0      0      0      0
November 12, 2007............     0      0      0      0
December 12, 2007............     0      0      0      0
January 12, 2008.............     0      0      0      0
February 12, 2008............     0      0      0      0
March 12, 2008...............     0      0      0      0
April 12, 2008...............     0      0      0      0
May 12, 2008.................     0      0      0      0
June 12, 2008................     0      0      0      0
July 12, 2008................     0      0      0      0
August 12, 2008..............     0      0      0      0
September 12, 2008...........     0      0      0      0
October 12, 2008.............     0      0      0      0
November 12, 2008............     0      0      0      0
December 12, 2008............     0      0      0      0
January 12, 2009.............     0      0      0      0
February 12, 2009............     0      0      0      0
March 12, 2009...............     0      0      0      0
April 12, 2009...............     0      0      0      0
May 12, 2009.................     0      0      0      0
Weighted Average Life (years)  0.50   0.29   0.22   0.18

                  PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE
                           AT VARIOUS ABS PERCENTAGES

                                    CLASS A-2 NOTES
                               --------------------------
     DISTRIBUTION DATE         0.00%  1.00%  1.70%  2.50%
-----------------------------  -----  -----  -----  -----
Closing Date.................   100    100    100    100
April 12, 2004...............   100    100    100    100
May 12, 2004.................   100    100    100    100
June 12, 2004................   100    100    100    100
July 12, 2004................   100    100    100    100
August 12, 2004..............   100    100    100     90
September 12, 2004...........   100    100     95     80
October 12, 2004.............   100    100     88     70
November 12, 2004............   100     96     80     61
December 12, 2004............   100     90     73     51
January 12, 2005.............   100     85     66     42
February 12, 2005............   100     79     58     32
March 12, 2005...............   100     74     51     23
April 12, 2005...............   100     69     44     15
May 12, 2005.................    98     63     37      6
June 12, 2005................    94     58     31      0
July 12, 2005................    91     52     24      0
August 12, 2005..............    87     47     17      0
September 12, 2005...........    83     42     11      0
October 12, 2005.............    80     37      4      0
November 12, 2005............    76     31      0      0
December 12, 2005............    72     26      0      0
January 12, 2006.............    68     21      0      0
February 12, 2006............    65     16      0      0
March 12, 2006...............    61     11      0      0
April 12, 2006...............    57      6      0      0
May 12, 2006.................    53      1      0      0
June 12, 2006................    49      0      0      0
July 12, 2006................    45      0      0      0
August 12, 2006..............    40      0      0      0
September 12, 2006...........    36      0      0      0
October 12, 2006.............    32      0      0      0
November 12, 2006............    28      0      0      0
December 12, 2006............    23      0      0      0
January 12, 2007.............    19      0      0      0
February 12, 2007............    14      0      0      0
March 12, 2007...............    10      0      0      0
April 12, 2007...............     5      0      0      0
May 12, 2007.................     1      0      0      0
June 12, 2007................     0      0      0      0
July 12, 2007................     0      0      0      0
August 12, 2007..............     0      0      0      0
September 12, 2007...........     0      0      0      0
October 12, 2007.............     0      0      0      0
November 12, 2007............     0      0      0      0
December 12, 2007............     0      0      0      0
January 12, 2008.............     0      0      0      0
February 12, 2008............     0      0      0      0
March 12, 2008...............     0      0      0      0
April 12, 2008...............     0      0      0      0
May 12, 2008.................     0      0      0      0
June 12, 2008................     0      0      0      0
July 12, 2008................     0      0      0      0
August 12, 2008..............     0      0      0      0
September 12, 2008...........     0      0      0      0
October 12, 2008.............     0      0      0      0
November 12, 2008............     0      0      0      0
December 12, 2008............     0      0      0      0
January 12, 2009.............     0      0      0      0
February 12, 2009............     0      0      0      0
March 12, 2009...............     0      0      0      0
April 12, 2009...............     0      0      0      0
May 12, 2009.................     0      0      0      0
Weighted Average Life (years)  2.22   1.40   1.05   0.79

                  PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE
                           AT VARIOUS ABS PERCENTAGES

                                    CLASS A-3 NOTES
                               --------------------------
     DISTRIBUTION DATE         0.00%  1.00%  1.70%  2.50%
-----------------------------  -----  -----  -----  -----
Closing Date.................   100    100    100    100
April 12, 2004...............   100    100    100    100
May 12, 2004.................   100    100    100    100
June 12, 2004................   100    100    100    100
July 12, 2004................   100    100    100    100
August 12, 2004..............   100    100    100    100
September 12, 2004...........   100    100    100    100
October 12, 2004.............   100    100    100    100
November 12, 2004............   100    100    100    100
December 12, 2004............   100    100    100    100
January 12, 2005.............   100    100    100    100
February 12, 2005............   100    100    100    100
March 12, 2005...............   100    100    100    100
April 12, 2005...............   100    100    100    100
May 12, 2005.................   100    100    100    100
June 12, 2005................   100    100    100     94
July 12, 2005................   100    100    100     77
August 12, 2005..............   100    100    100     60
September 12, 2005...........   100    100    100     43
October 12, 2005.............   100    100    100     27
November 12, 2005............   100    100     96     11
December 12, 2005............   100    100     83      0
January 12, 2006.............   100    100     70      0
February 12, 2006............   100    100     58      0
March 12, 2006...............   100    100     46      0
April 12, 2006...............   100    100     34      0
May 12, 2006.................   100    100     22      0
June 12, 2006................   100     92     11      0
July 12, 2006................   100     82      0      0
August 12, 2006..............   100     72      0      0
September 12, 2006...........   100     62      0      0
October 12, 2006.............   100     52      0      0
November 12, 2006............   100     42      0      0
December 12, 2006............   100     33      0      0
January 12, 2007.............   100     24      0      0
February 12, 2007............   100     14      0      0
March 12, 2007...............   100      5      0      0
April 12, 2007...............   100      0      0      0
May 12, 2007.................   100      0      0      0
June 12, 2007................    92      0      0      0
July 12, 2007................    82      0      0      0
August 12, 2007..............    72      0      0      0
September 12, 2007...........    62      0      0      0
October 12, 2007.............    51      0      0      0
November 12, 2007............    41      0      0      0
December 12, 2007............    31      0      0      0
January 12, 2008.............    21      0      0      0
February 12, 2008............    11      0      0      0
March 12, 2008...............     0      0      0      0
April 12, 2008...............     0      0      0      0
May 12, 2008.................     0      0      0      0
June 12, 2008................     0      0      0      0
July 12, 2008................     0      0      0      0
August 12, 2008..............     0      0      0      0
September 12, 2008...........     0      0      0      0
October 12, 2008.............     0      0      0      0
November 12, 2008............     0      0      0      0
December 12, 2008............     0      0      0      0
January 12, 2009.............     0      0      0      0
February 12, 2009............     0      0      0      0
March 12, 2009...............     0      0      0      0
April 12, 2009...............     0      0      0      0
May 12, 2009.................     0      0      0      0
Weighted Average Life (years)  3.62   2.63   2.00   1.49

                  PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE
                           AT VARIOUS ABS PERCENTAGES

                                    CLASS A-4 NOTES
                               --------------------------
     DISTRIBUTION DATE         0.00%  1.00%  1.70%  2.50%
-----------------------------  -----  -----  -----  -----
Closing Date.................   100    100    100    100
April 12, 2004...............   100    100    100    100
May 12, 2004.................   100    100    100    100
June 12, 2004................   100    100    100    100
July 12, 2004................   100    100    100    100
August 12, 2004..............   100    100    100    100
September 12, 2004...........   100    100    100    100
October 12, 2004.............   100    100    100    100
November 12, 2004............   100    100    100    100
December 12, 2004............   100    100    100    100
January 12, 2005.............   100    100    100    100
February 12, 2005............   100    100    100    100
March 12, 2005...............   100    100    100    100
April 12, 2005...............   100    100    100    100
May 12, 2005.................   100    100    100    100
June 12, 2005................   100    100    100    100
July 12, 2005................   100    100    100    100
August 12, 2005..............   100    100    100    100
September 12, 2005...........   100    100    100    100
October 12, 2005.............   100    100    100    100
November 12, 2005............   100    100    100    100
December 12, 2005............   100    100    100     98
January 12, 2006.............   100    100    100     90
February 12, 2006............   100    100    100     82
March 12, 2006...............   100    100    100     75
April 12, 2006...............   100    100    100     68
May 12, 2006.................   100    100    100     61
June 12, 2006................   100    100    100     54
July 12, 2006................   100    100    100     48
August 12, 2006..............   100    100     94     42
September 12, 2006...........   100    100     88     36
October 12, 2006.............   100    100     83      0
November 12, 2006............   100    100     77      0
December 12, 2006............   100    100     72      0
January 12, 2007.............   100    100     67      0
February 12, 2007............   100    100     62      0
March 12, 2007...............   100    100     58      0
April 12, 2007...............   100     98     53      0
May 12, 2007.................   100     93     49      0
June 12, 2007................   100     89     44      0
July 12, 2007................   100     84     40      0
August 12, 2007..............   100     80     36      0
September 12, 2007...........   100     75     33      0
October 12, 2007.............   100     71      0      0
November 12, 2007............   100     67      0      0
December 12, 2007............   100     62      0      0
January 12, 2008.............   100     58      0      0
February 12, 2008............   100     55      0      0
March 12, 2008...............   100     51      0      0
April 12, 2008...............    95     47      0      0
May 12, 2008.................    90     44      0      0
June 12, 2008................    84     40      0      0
July 12, 2008................    79     37      0      0
August 12, 2008..............    73     33      0      0
September 12, 2008...........    68      0      0      0
October 12, 2008.............    62      0      0      0
November 12, 2008............    56      0      0      0
December 12, 2008............    50      0      0      0
January 12, 2009.............    45      0      0      0
February 12, 2009............    40      0      0      0
March 12, 2009...............    35      0      0      0
April 12, 2009...............    31      0      0      0
May 12, 2009.................     0      0      0      0
Weighted Average Life (years)  4.74   3.97   3.11   2.28

DELINQUENCY AND LOAN LOSS INFORMATION

         The following tables provide information relating to Triad's delinquency and loan loss experience for each period indicated with respect to all automobile loans it has originated or purchased and serviced ("Triad's Managed Portfolio"). As of December 31, 2003, Triad's Managed Portfolio, as measured by principal balance of automobile loans serviced, was comprised of 28% owned (not securitized) and 72% previously securitized automobile loans. The information in the following tables includes the experience with respect to all automobile loans in Triad's Managed Portfolio, including automobile loans which do not meet the criteria for selection of automobile loans acquired by the issuer for this transaction. All dollar amounts provided in the following tables are in thousands.

         Triad defines delinquency as 10% or more of a scheduled receivable payment being past due based on the contractual due date of the underlying loan and the period of delinquency is based on the number of days that payments are contractually past due. Amounts shown in the delinquency table below do not include loans that are less than 31 days delinquent. With respect to the Loan Loss Experience table, it is the policy of Triad to charge off a loan that becomes 120 days delinquent or is classified as a non-performing asset (with the exception of loans that have not been securitized that are in bankruptcy which are cured through the bankruptcy process or, if deemed uncollectible, are charged off or repossessed when the loan is discharged from bankruptcy). For loans that have not been securitized, Triad estimates a loss of between 60% and 65% of the then outstanding principal balance of the loan for all loans that are repossessed but not yet liquidated. An adjustment is made to the estimated charge off amount when the actual loss is realized through liquidation of the repossessed loan.

         Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Due to the target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the loan. Furthermore, a relatively high rate of account movement occurs between current and delinquent status in the portfolio.

         During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of a default on an automobile loan. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because Triad focuses on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on the related automobile loans are higher than those experienced in the general automobile finance industry and could be dramatically affected by a general economic downturn.

         We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loans included in the trust property.

                           DELINQUENCY EXPERIENCE (1)

                                                                    AT DECEMBER 31,
                            ------------------------------------------------------------------------------------------------
                                     2003                   2002                     2001                     2000
                            ---------------------   ---------------------   -----------------------   ----------------------
                            Number of               Number of               Number of                 Number of
                            Contracts    Amount     Contracts    Amount     Contracts     Amount      Contracts    Amount
                            ---------  ----------   ---------  ----------   ----------   ----------   ---------   ----------
Portfolio at end of period   270,901   $3,503,707     249,308  $3,222,481      207,648   $2,760,648     130,442   $1,737,859

Period of Delinquency(2)
   31-60 days ............    21,886   $  260,963      21,030  $  261,311       19,512   $  255,689       6,980   $   92,174
   61-90 days ............     6,460       73,004       6,098      72,567        5,786       73,986       1,931       25,015
   91 days or more .......     6,576       68,969       6,174      73,145        5,098       64,872       1,357       17,294
                             -------   ----------     -------  ----------      -------   ----------     -------   ----------
 Total Delinquencies .....    34,922   $  402,936      33,302  $  407,023       30,396   $  394,547      10,268   $  134,483

Repossessed Assets .......     2,831       35,874       4,107      54,922        2,662       36,167       1,269       16,759
                             -------   ----------     -------  ----------      -------   ----------     -------   ----------
Total Delinquencies
  and Repossessed
  Assets .................    37,753   $  438,810      37,409  $  461,945       33,058   $  430,714      11,537   $  151,242
                             =======   ==========     =======  ==========      =======   ==========     =======   ==========
Total Delinquencies as
  a Percentage of the
  Portfolio ..............      12.9%        11.5%       13.4%       12.6%        14.6%        14.3%        7.9%         7.7%
Total Repossessed
  Assets as a
  Percentage of the
  Portfolio ..............       1.0%         1.0%        1.6%        1.7%         1.3%         1.3%        1.0%         1.0%
Total Delinquencies
  and Repossessed
  Assets as a
  Percentage of the
  Portfolio ..............      13.9%        12.5%       15.0%       14.3%        15.9%        15.6%        8.8%         8.7%

-------------------
(1)  Dollar amounts in thousands.

(2) Delinquencies include bankruptcies. Bankruptcies represent 0.7%, 1.3%, 2.0% and 1.8% of outstanding principal for the periods ending December 31, 2000, 2001, 2002 and 2003, respectively.

                            LOAN LOSS EXPERIENCE (1)

                                                                            YEAR ENDED
                                                                           DECEMBER 31,
                                               ----------------------------------------------------------------
                                                    2003             2002             2001              2000
                                               --------------   --------------   -------------   --------------
Period-End Principal Outstanding.............  $    3,503,707   $    3,222,481   $   2,760,684   $    1,737,859
Average Month-End Amount
      Outstanding During the Period..........  $    3,364,946   $    3,034,363   $   2,238,899   $    1,292,658
Net Charge-Offs (2)                            $      278,830   $      255,547   $     127,373   $       70,821
Net Charge-Offs as a Percentage of Period-End
      Principal Outstanding .................             8.0%             7.9%            4.6%             4.1%
Net Charge-Offs as a Percentage of Average
      Month-End Amount Outstanding...........             8.3%             8.4%            5.7%             5.5%

------------
(1)  Dollar amounts in thousands.

(2) Net Charge-Offs equal Gross Charge-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed vehicles, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from obligors on deficiency balances.

                                STATIC POOL DATA

         The following contains performance data as of January 31, 2004 on pools of receivables included in Triad's five prior public securitizations (1998-4, 1999-1, 2002-A, 2003-A and 2003-B). Information on these pools includes the following:

                  (1) Pool summaries (including the initial receivables balance, current receivables balance, current Class A note balance, initial weighted average annual percentage rate (APR), initial weighted average original term and initial weighted average remaining term); and

                  (2) Net cumulative losses as a percentage of original pool balance.

                                 POOL SUMMARIES

                                                                                     Initial Wtd.
                                                                                         Avg.
            Initial        Current                         Initial    Initial Wtd.    Remaining
          Receivables    Receivables       Current Class   Wtd. Avg.  Avg. Original     Term
            Balance        Balance        A Note Balance      APR     Term (months)    (months)
        --------------  ------------     ---------------  ----------  -------------  ------------
1998-4  $   99,993,425  $    561,547(1)  $             -    19.16%        59              58
1999-1  $  139,999,488  $  3,024,864(1)  $             -    19.12%        60              59
2002-A  $  879,123,207  $506,650,169     $   445,852,149    18.03%        65              60
2003-A  $1,001,149,138  $730,700,590     $   635,709,513    17.64%        66              59
2003-B  $1,024,700,567  $950,455,001     $   826,895,851    16.35%        67              63

------------
(1) The 1998-4 and 1999-1 transactions were called by the servicer. The current receivables balances are presented for informational purposes only.

                        MONTHLY NET CUMULATIVE LOSS RATES
                        (AS A % OF ORIGINAL POOL BALANCE)

                             AS OF JANUARY 31, 2004

                      1998-4(1)   1999-1(1)  2002-A   2003-A   2003-B
                      ---------   ---------  ------   ------   ------
Months From Issuance
          1             0.00%       0.00%     0.00%    0.00%   0.00%
          2             0.01%       0.01%     0.01%    0.02%   0.01%
          3             0.06%       0.05%     0.04%    0.08%   0.05%
          4             0.19%       0.23%     0.26%    0.30%   0.25%
          5             0.62%       0.59%     0.57%    0.71%
          6             1.04%       1.11%     0.96%    1.20%
          7             1.57%       1.66%     1.38%    1.62%
          8             1.97%       2.09%     1.88%    2.09%
          9             2.52%       2.77%     2.37%    2.58%
         10             2.95%       3.36%     2.75%    3.09%
         11             3.50%       3.79%     3.24%    3.58%
         12             3.85%       4.38%     3.79%
         13             4.57%       4.95%     4.33%
         14             5.02%       5.36%     4.79%
         15             5.39%       5.60%     5.29%
         16             5.86%       5.99%     5.80%
         17             6.43%       6.39%     6.26%
         18             6.69%       6.95%     6.75%
         19             6.93%       7.27%
         20             7.09%       7.58%
         21             7.55%       7.91%
         22             7.87%       8.31%
         23             8.12%       8.51%
         24             8.37%       8.89%
         25             8.73%       9.09%
         26             9.03%       9.29%
         27             9.19%       9.50%
         28             9.51%       9.73%
         29             9.63%       9.96%
         30             9.83%      10.22%
         31             9.98%      10.43%
         32            10.08%      10.70%
         33            10.18%      11.00%
         34            10.43%      11.17%
         35            10.55%      11.28%
         36            10.72%      11.42%
         37            10.89%      11.56%
         38            10.99%      11.70%
         39            11.06%      11.80%
         40            11.15%      11.99%
         41            11.35%      12.06%
         42            11.42%      12.17%
         43            11.37%      12.27%
         44            11.39%      12.37%
         45            11.40%      12.46%
         46            11.46%      12.55%
         47            11.56%
         48            11.62%

------------

(1) Clean-up call exercised.

                                   THE INSURER

         The following information has been obtained from Ambac Assurance Corporation, the note insurer, for inclusion in this prospectus supplement. No representation is made by Triad, the depositor, the issuer, or the underwriters or any of their affiliates as to the accuracy or completeness of the information.

         Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in all 50 states, the District of Columbia, the Territory of Guam, the Commonwealth of Puerto Rico and the U.S. Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Standard & Poor's, Moody's and Fitch, Inc. have each assigned a triple-A financial strength rating to Ambac.

         The consolidated financial statements of Ambac and subsidiaries as of December 31, 2002 and December 31, 2001, and for each of the years in the three-year period ended December 31, 2002, prepared in accordance with accounting principles generally accepted in the United States of America included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on March 28, 2003; Securities and Exchange Commission File No. 1-10777), as amended by Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 (which was filed with the Securities and Exchange Commission on November 19, 2003); the unaudited consolidated financial statements of Ambac and subsidiaries as of March 31, 2003 and for the periods ending March 31, 2003 and March 31, 2002, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2003 (which was filed with the Securities and Exchange Commission on May 15, 2003); the unaudited consolidated financial statements of Ambac and subsidiaries as of June 30, 2003 and for the periods ending June 30, 2003 and June 30, 2002, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2003 (which was filed with the Securities and Exchange Commission on August 14, 2003) and the unaudited consolidated financial statements of Ambac and subsidiaries as of September 30, 2003 and for the periods ending September 30, 2003 and September 30, 2002, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2003 (which was filed with the Securities and Exchange Commission on November 14, 2003) and the Current Reports on Form 8-K filed with the SEC on January 24, 2003, February 28, 2003, March 4, 2003, March 20, 2003, March 26, 2003, March 31, 2003, April 21,
2003, July 18, 2003, October 17, 2003 and January 30, 2004 as each related to Ambac, are hereby incorporated by reference into this prospectus supplement and will be deemed to be a part hereof. Any statement contained in a document incorporated in this prospectus supplement by reference will be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus supplement.

         All consolidated financial statements of Ambac and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes are deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of such consolidated financial statements.

         The following table sets forth the capitalization of Ambac as of December 31, 2001, December 31, 2002 and December 31, 2003, respectively, in conformity with accounting principles generally accepted in the United States of America.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED CAPITALIZATION

                                                          DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                              2001          2002         2003
                                                          ------------  ------------  ------------
                                                                   (DOLLARS IN MILLIONS)
Unearned premiums.......................................  $      1,790  $      2,137  $      2,553
Notes payable to affiliates.............................            64           111            84
Other liabilities.......................................           908         1,865         2,202
                                                          ------------  ------------  ------------
Total liabilities.......................................         2,762         4,113         4,839
                                                          ------------  ------------  ------------
Stockholder's equity:
   Common stock.........................................            82            82            82
   Additional paid-in capital...........................           928           920         1,144
   Accumulated other comprehensive income...............            81           231           243
   Retained earnings....................................         2,386         2,849         3,425
                                                          ------------  ------------  ------------
Total stockholder's equity..............................         3,477         4,082         4,894
                                                          ------------  ------------  ------------
Total liabilities and stockholder's equity..............  $      6,239  $      8,195  $      9,733
                                                          ============  ============  ============

         For additional financial information concerning Ambac, see the audited financial statements of Ambac incorporated by reference in this prospectus supplement. Copies of the financial statements of Ambac incorporated by reference in this prospectus supplement and copies of Ambac's annual statement for the year ended December 31, 2003 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance are available without charge, from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

         Ambac makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by Ambac and presented under the headings "The Insurer" and "The Policy" in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.

                            DESCRIPTION OF THE NOTES

         The issuer will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The Class A-1, Class A-2, Class A-3, and Class A-4 Notes, or, collectively, the Class A Notes, are being offered by this prospectus supplement and the Class B Notes are anticipated to be retained by the depositor. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

         Only the Class A Notes are offered hereby. Information regarding the Class B Notes is presented to the extent necessary to describe the Class A Notes.

         The issuer will offer the notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or through Clearstream Banking, societe anonyme or the Euroclear System in Europe. See "Description of the Securities -- Book-Entry Registration" in the accompanying prospectus and Annex A to this prospectus supplement.

DISTRIBUTION DATES

         The notes will pay interest and principal on the 12th day of each month, or, if the 12th day is not a business day, on the next following business day. The first distribution date will be April 12, 2004. Only holders of record as of the close of business on the business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date.

         A business day is a day other than a Saturday, Sunday or other day on which commercial banks located in the States of California, Delaware or New York are authorized or obligated to be closed.

         The final scheduled distribution dates are as follows:

-        for the Class A-1 Notes, March 14, 2005;

-        for the Class A-2 Notes, September 12, 2007;

-        for the Class A-3 Notes, July 14, 2008;

-        for the Class A-4 Notes, September 13, 2010; and

-        for the Class B Notes, December 13, 2010.

PAYMENTS OF INTEREST

         Interest on the Class A-1 Notes will accrue at the interest rate for that class from the previous distribution date to the day prior to the related distribution date. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will accrue at the interest rate for that class from the 12th day of each month to the day prior to the 12th day of the succeeding month. The interest accruing during an interest period will accrue on each class' outstanding principal amount as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date.

         Interest on the Class A-1 Notes, will be calculated on the basis of a 360-day year and the actual number of days in the related interest period.

         Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Amounts available from the policy are available to pay to any class of the Class A Notes interest due on any distribution date, to the extent that the class is not paid in full on such distribution date from other sources (although no amounts under the policy will be available to pay interest on unpaid interest).

         The indenture trustee will pay interest on the notes after paying accrued and unpaid trustees' fees, the issuer's other administrative fees and the servicing fees. See "Description of the Purchase Agreements and the Trust Documents -- Flow of Funds" in this prospectus supplement.

PAYMENTS OF PRINCIPAL

         Principal of the notes will be generally payable on each distribution date in an amount equal to:

                  (1) 100% of the reduction in the principal balance of the automobile loan pool during the prior calendar month, but not to exceed the amount necessary to achieve the Required Pro Forma Class A Note Balance, plus

                  (2) the amount of excess interest collected on the automobile loans during the prior calendar month, after paying interest on the notes, making payments of principal to the extent the Class A Notes are undercollateralized relative to the pool balance, paying other expenses, and depositing the required amount to the spread account, but only as necessary to achieve the Required Pro Forma Class A Note Balance, unless certain specified events have occurred, in which case all such remaining excess interest will be used to pay principal on the Class A Notes.

         Amounts available from the spread account are available to pay principal on the Class A Notes only in these circumstances:

    - to pay principal of the Class A Notes to the extent the principal amount of the Class A Notes would otherwise exceed the Pool Balance;

    - to pay each class of the Class A Notes principal on its final scheduled distribution date, to the extent that the class is not paid in full on or prior to the final scheduled distribution date from other sources; and

    - to pay principal of the Class A Notes to the extent the principal amount of the Class A Notes and the Class B Notes would otherwise exceed the Pool Balance.

         Amounts available from the policy are available to pay principal on the Class A Notes only in these circumstances:

    - to pay principal of the Class A Notes to the extent the principal amount of the Class A Notes would otherwise exceed the Pool Balance, after taking into account all reductions in the principal amount of the Class A Notes funded from other sources; and

     - to pay each class of the Class A Notes principal on its final scheduled distribution date, to the extent that the class is not paid in full on or prior to the final scheduled distribution date from other sources.

         Amounts received by the indenture trustee under the policy will not be available to pay principal on the Class B Notes.

         The Class A Notes are "sequential pay" classes which will generally receive the amount to be paid as principal to the noteholders on each distribution date as follows:

     -   first, the Class A-1 Notes will be paid in full;

     - once the Class A-1 Notes are paid in full, the Class A-2 Notes will be paid, until they are paid in full;

     - once the Class A-2 Notes are paid in full, the Class A-3 Notes will be paid, until they are paid in full;

     - once the Class A-3 Notes are paid in full, the Class A-4 Notes will be paid, until they are paid in full; and

     - once the Class A-4 Notes are paid in full, the Class B Notes will be paid, until they are paid in full.

         Also, once the spread account is fully funded and the overcollateralization target has been reached, any remaining available funds will be used to pay principal to the Class B Notes until they are paid in full, unless certain specified events have occurred, in which case all such remaining available funds will be used to pay principal on the Class A Notes. As a result, it is likely that the Class B Notes will be paid off earlier than certain classes of Class A Notes.

         In addition, any outstanding principal amount of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

         Upon the occurrence of an event of default and an acceleration of the notes, however, all payments of principal will be made, first to the Class A-1 Notes until they have been paid in full, and then to the other classes of Class A Notes pro rata until those classes have been paid in full.

MANDATORY REDEMPTION

         If an event of default occurs under the indenture, the notes may be accelerated and subject to immediate payment at par plus accrued and unpaid interest. The indenture trustee may, with the consent of Ambac (if Ambac is the controlling party) and will, at the direction of the controlling party, accelerate the notes. The policy issued by Ambac does not guarantee payment of any amounts that become due on an accelerated basis, unless Ambac elects, in its sole discretion, to pay those amounts in whole or in part.

OPTIONAL REDEMPTION

         On any distribution date when the Pool Balance has declined to 10% or less of the original Pool Balance, the servicer will be permitted, at its option, to purchase the remaining automobile loans from the issuer. The redemption price will equal the unpaid principal amount of the notes, plus accrued and unpaid interest. The notes will be redeemed following such purchase.

CONTROLLING PARTY

         Ambac will be the controlling party under the transaction documents, which means that Ambac will generally have the right to direct the indenture trustee to take certain actions, including declaring an event of default under the indenture, accelerating the notes, and directing the indenture trustee to take certain actions as a result of an event of default. If, however, (i) all amounts payable to the Class A Noteholders and Ambac have been paid in full, or
(ii) an insurer default has occurred and is continuing, then the indenture trustee acting at the direction of the majority noteholders will be the controlling party.

         An INSURER DEFAULT includes the occurrence and continuance of any of the following events:

                  (a)      Ambac's failure to make a required policy payment;

                  (b)      Ambac's:

                  - filing a petition or commencing any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

                  - making a general assignment for the benefit of its creditors; or

                  - having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (c) the entering of a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the Wisconsin department of insurance or other competent regulatory authority:

                  - appointing a custodian, trustee, agent or receiver for Ambac or for all or any material portion of its property; or

                  - authorizing a custodian, trustee, agent or receiver to take possession of all or any material portion of the property of Ambac.

         The MAJORITY NOTEHOLDERS are (i) if only the Class A Notes are outstanding, the holders of a majority of the Class A Notes, measured by outstanding principal amount, or (ii) if only the Class B Notes are outstanding, the holders of a majority of the Class B Notes, measured by outstanding principal amount, or (iii) if both Class A and Class B Notes are outstanding, the holders of a majority of the Class A Notes and the Class B Notes, together, measured by outstanding principal amount.

EVENTS OF DEFAULT

         EVENTS OF DEFAULT under the indenture (subject to the related cure periods specified in the indenture) consist of:

     - a failure of the issuer to make any payment of interest when due on the notes;

     - a failure of the issuer to make any payment of principal on the notes at the final scheduled distribution date;

     - if Ambac is the controlling party, a violation or failure of certain portfolio performance tests or other triggers in the insurance agreement;

     -   a demand for payment has been made under the policy;

     - events of bankruptcy, insolvency, receivership or liquidation of the issuer;

     - the issuer becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes;

     - on any distribution date, after taking into account the application of the sum of Available Funds for the related calendar month plus any available amounts from the spread account for the related distribution date, any amounts listed in clauses 1 through 5 under "Description of the Purchase Agreements and the Trust Documents -- Flow of Funds" in this prospectus supplement have not been paid in full; and

     - any failure to observe or perform in any material respect any other covenants or agreements in the indenture, or any representation or warranty of the issuer made in the indenture, the other transaction documents or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made and the failure continuing or not being cured, or the circumstances or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days (or longer period in certain circumstances) after the giving of written notice of the failure or incorrect representation or warranty to the issuer.

         Upon the occurrence of an event of default, so long as no insurer default has occurred and is continuing, Ambac will have the right, but not the obligation, to direct the indenture trustee to accelerate the notes, exercise remedies and liquidate trust property in whole or in part. The decision as to whether to direct the indenture trustee to liquidate the trust property will be made solely at Ambac's discretion. Any proceeds of the liquidation of the trust property will be distributed to noteholders and used to pay the expenses of the issuer. Ambac may not, however, direct the indenture trustee to proceed with a liquidation if the liquidation proceeds would be insufficient to pay all outstanding principal of and accrued interest on the notes (including the Class B Notes, unless all of the Class B Noteholders have consented to such liquidation). Following any event of default, the indenture trustee will continue to submit claims under the policy for any shortfalls in scheduled payments. Following any event of default under the indenture, Ambac may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes. See "The Policy" in this prospectus supplement.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, Ambac will have the right, so long as no insurer default has occurred and is continuing, to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the notes or exercising any trust or power conferred on the indenture trustee and Ambac may, in certain cases, waive any event of default, except for a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding notes.

         If an event of default has occurred and is continuing and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder and Ambac (unless an insurer default has occurred and is continuing) notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any note, the indenture trustee may withhold the notice of an event of default to noteholders if and so long as it determines in good faith that withholding the notice is in the interest of the noteholders.

         If an event of default has occurred and is continuing (other than an event of default occasioned by a bankruptcy event), the indenture trustee may, with the consent of Ambac (if Ambac is the controlling party) and will, at the direction of the controlling party, accelerate the notes and liquidate the trust property. In the case of events of default occasioned by a bankruptcy event, the notes will automatically be accelerated without the need for action by any party.

         Following (1) the acceleration of the notes or (2) the receipt of insolvency proceeds, any money or property collected and any such insolvency proceeds will be applied by the indenture trustee, after the payment of all amounts owing to the indenture trustee, on the related distribution date in the following order of priority:

     - amounts due and owing to the servicer (if there is no servicer termination event), the owner trustee, the indenture trustee and backup servicer, and not previously distributed;

     - to Class A Noteholders, for due and unpaid interest ratably, without preference or priority of any kind, according to the amounts due and payable on such Class A Notes for interest;

     -   to Class B Noteholders for due and unpaid interest;

     - to Class A-1 Noteholders, for amounts due and unpaid on the Class A-1 Notes for principal, then, to the other classes of Class A Notes, for amounts due and unpaid on such Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on such Class A Notes for principal;

     - amounts due and owing and required to be distributed to Ambac and not previously distributed;

     - to Class B Noteholders for amounts due and unpaid on the Class B Notes for principal; and

     -   to the holders of the certificates.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS
                             AND THE TRUST DOCUMENTS

         The following summary describes material terms of the purchase agreements and the trust documents, including the sale and servicing agreement and the trust agreement. The issuer has filed forms of the purchase agreement, the sale and servicing agreement and the trust agreement as exhibits to the registration statement. This summary does not claim to be complete and is subject to all the provisions of the purchase agreement, the sale and servicing agreement and the trust agreement. The following summary supplements the description of the general terms and provisions of the sale and servicing agreement and the trust agreement, which was detailed in the prospectus, and to the extent that that description differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

SALE AND ASSIGNMENT OF AUTOMOBILE LOANS

         On or prior to the closing date, Triad will enter into a purchase agreement with the depositor under which Triad will sell and assign to the depositor, without recourse, its entire interest in and to the related automobile loans. Under that purchase agreement, Triad will also sell and assign, without recourse, its security interest in the financed vehicles securing the automobile loans and its rights to receive all payments on, or proceeds from, the automobile loans to the extent paid or payable after the cut-off date. Under the purchase agreement, Triad will agree that, upon the breach of certain representations and warranties, the indenture trustee will be entitled to require Triad to repurchase the automobile loans from the issuer. The issuer's rights under the purchase agreement will constitute part of the issuer's property and may be enforced directly by the indenture trustee and Ambac.

         On the closing date, the depositor will sell and assign to the issuer, without recourse, the depositor's entire interest in the automobile loans and the proceeds, including its security interest in the financed vehicles. Each automobile loan transferred by the depositor to the issuer will be identified in an automobile loan schedule appearing as an exhibit to the purchase documents.

         Due to the administrative expense involved, neither Triad, the dealer nor the indenture trustee will amend the certificates of title to identify the indenture trustee as the new secured party. See "Material Legal Aspects of the Automobile Loans -- Security Interests in Financed Vehicles -- Perfection" in the prospectus.

         Triad will act as the custodian of the automobile loan files on behalf of the noteholders. Triad may hold the automobile loan files through one or more third-party vendors.

ACCOUNTS

         Triad has instructed each obligor to make payments on the automobile loans in its portfolio, including automobile loans being sold to the issuer, directly to one or more post office boxes or other mailing locations maintained by Mellon Bank, N.A., the lockbox bank. The servicer has established a lockbox account, into which the lockbox bank must deposit all obligor payments within one business day of receipt. The issuer will establish and maintain with the indenture trustee, in the indenture trustee's name, on both the noteholders' and Ambac's behalf, one or more collection accounts, into which all amounts received on the automobile loans that have been sold to the issuer and that have been previously deposited in the lockbox account will be transferred within two business days of funds becoming available. The collection account will be maintained with the indenture trustee so long as the indenture trustee's deposits have a rating acceptable to Ambac and the rating agencies. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the indenture trustee, or the servicer on its behalf, will move the accounts within five business days (or a longer period if Ambac and the rating agencies consent) to a bank whose deposits have the proper rating.

         The indenture trustee will establish and maintain a distribution account in which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made, in the name of the indenture trustee, on the noteholders' and Ambac's behalf.

         All accounts will be eligible deposit accounts, acceptable to Ambac, so long as no insurer default has occurred and is continuing.

SERVICING COMPENSATION AND TRUSTEES' FEES

         The servicer will receive a basic servicing fee on each distribution date, which equals the product of one-twelfth times 2.25% of the aggregate Principal Balance of the automobile loans as of the opening of business on the first day of the related calendar month. The servicer will collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer's normal practices and procedures.

         The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automobile loans as an agent for their beneficial owner. These servicer functions will include:

     -   collecting and posting all payments;

     -   responding to obligor inquiries regarding the automobile loans;

     -   investigating delinquencies;

     -   reporting tax information to obligors;

     - paying vehicle disposition costs with respect to defaulted automobile loans;

     -   monitoring the collateral;

     -   accounting for collections;

     - furnishing monthly and annual statements to the issuer and Ambac with respect to distributions; and

     -   generating federal income tax information.

         The basic servicing fee also will reimburse the servicer for:

     -   taxes;

     -   accounting fees;

     -   outside auditor fees;

     -   data processing costs; and

     -   other costs incurred with administering the automobile loans.

         The servicer may not appoint, or delegate any portion of its servicing obligations to, a subservicer without the prior written consent of Ambac. The servicer may, however, utilize third party agents in connection with its usual collection activities, such as repossessions and pursuing deficiency balances, without the prior consent of Ambac. No delegation or subcontracting of duties by the servicer will relieve the servicer of its responsibilities with respect to such duties. The fees and expenses of the subservicer will be as agreed between the servicer and its subservicer and none of the indenture trustee, the backup servicer, Ambac and the noteholders will have any responsibility therefor.

         On each distribution date, the indenture trustee will receive a fee, in an amount agreed upon by the indenture trustee and the servicer, for its services as indenture trustee and backup servicer during the prior calendar month. On each distribution date, the owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee during the prior calendar month.

         The issuer will pay all these fees from the collection account.

FLOW OF FUNDS

         On each distribution date, the indenture trustee will make the following distributions, in accordance with the information in the servicer's certificate, from Available Funds in the following order of priority:

                  1. to the servicer, the servicing fee for the related calendar month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds, and to the servicer, to the extent available, any amounts paid by the obligors during the preceding calendar month that were collected in the collection account but that do not relate to principal payments or interest payments, such as late fees, prepayment charges and other administrative charges;

                  2. to the indenture trustee, the owner trustee and the backup servicer, any accrued and unpaid fees and expenses then due to each of them (including servicer transition expenses, if any), subject to a maximum annual limit;

                  3. to the note distribution account, the Class A Noteholders' Interest Distributable Amount for payment to the holders of the Class A Notes;

                  4. to the note distribution account, to make a payment of principal on the Class A Notes to the extent necessary to reduce the Class A Note principal balance to the Pool Balance, which amount will be paid out as described above under "Description of the Notes -- Payments of Principal";

                  5. to the note distribution account, to make a payment of the remaining principal balance of any of the Class A Notes on their final scheduled distribution date;

                  6. to Ambac, any unpaid amounts owed to Ambac under the insurance agreement with respect to premiums and unreimbursed draws on the policy;

                  7. to the note distribution account, to make a payment of principal on the Class A Notes to the extent necessary to reduce the combined Class A and Class B Note principal balance to the Pool Balance, which amount will be paid out as described above under "Description of the Notes -- Payments of Principal";

                  8. to the note distribution account, the Class B Noteholders' Interest Distributable Amount;

                  9. to the note distribution account, to make a payment of the remaining principal balance of any of the Class B Notes on their final scheduled distribution date;

                  10. to Ambac, so long as no insurer default has occurred and is continuing, any other unpaid amounts owed to Ambac under the insurance agreement;

                  11. to the note distribution account, the Class A Noteholders' Principal Distributable Amount, for payment to the Class A Noteholders as described above under "Description of the Notes -- Payments of Principal";

                  12. to the spread account, any amount required to increase the amount in the spread account to the Required Spread Account Amount;

                  13. to Ambac, if an insurer default has occurred and is continuing, the amounts described in clause 10 above;

                  14. to the note distribution account, the Class A Noteholders' Accelerated Principal Amount, provided that if certain pool performance events or certain other events specified in the agreements have occurred and are continuing, all remaining Available Funds shall be applied to pay principal on the Class A Notes until they have been paid in full, in either case, for payment to the Class A Noteholders as described above under "Description of the Notes -- Payments of Principal"; and

                  15. to the note distribution account, to make a payment of principal to the holders of the Class B Notes, or, if the Class B Notes are no longer outstanding, to make a payment of all remaining amounts to the certificateholder (which initially will be the depositor).

         After considering all required distributions made on a distribution date, amounts on deposit in the spread account on that distribution date that are in excess of the Required Spread Account Amount for that distribution date will be released from the spread account and applied in accordance with clause 10, then clauses 13 through 15 above.

         If the notes are accelerated following an event of default under the indenture, amounts will be distributed as described above under "Description of the Notes - Events of Default."

Distribution Date Calculations and Payments

         In the event that any servicer's certificate delivered by the servicer indicates that Available Funds for a distribution date are insufficient to fully fund the amounts described in clauses 1 through 7 above, the indenture trustee will withdraw the Spread Account Draw Amount from the spread account for distribution in accordance with the flow of funds above.

         Further, in the event that any servicer's certificate delivered by the servicer indicates that, even after taking into account the Spread Account Draw Amount, there would be a shortfall in the payment of Scheduled Payments then due to the Class A Noteholders, the indenture trustee will furnish to Ambac no later than 12:00 noon New York City time on the third business day prior to the related distribution date a completed notice of claim for the Policy Claim Amount. Ambac will deposit the amounts it will pay under the claim into the note distribution account for payment to noteholders on the related distribution date.

STATEMENTS TO NOTEHOLDERS

         On each distribution date, the indenture trustee will post on its website at www.jpmorgan.com/sfr a statement to the noteholders and Ambac detailing information required under the trust documents. These statements will be based on the information in the related servicer's certificate. Each statement that the indenture trustee posts to the noteholders and Ambac will include the following information regarding the notes on the related distribution date:

                  (a) the amount of the distribution(s) allocable to interest;

                  (b) the amount of the distribution(s) allocable to principal;

                  (c) the amount of the distribution, if any, payable under a policy claim;

                  (d) the Pool Balance as of the close of business on the last day of the preceding calendar month;

                  (e) each class of notes' aggregate outstanding principal amount, after considering all payments reported under (b) above on that date;

                  (f) the related Class A Noteholders' Interest Carryover Amount and the related Class A Noteholders' Principal Carryover Amount (as each term is defined in the Glossary), if any;

                  (g) the servicing fee paid for the related calendar month; and

                  (h) the aggregate purchase amounts for automobile loans, if any, that were repurchased in such period.

         After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder:

     - a statement as to the aggregate amounts of interest and principal paid to the noteholder;

     - information regarding the amount of servicing compensation the servicer received; and

     - other information as the depositor deems necessary to enable the noteholder to prepare its tax returns.

CREDIT SUPPORT

         Credit support reduces the risk to the holders of notes resulting from shortfalls in payments received from and losses incurred on the pool of automobile loans. The credit enhancement consists of the policy, the application of excess cashflow, overcollateralization and the spread account.

Application of Excess Cashflow

         Generally, because more interest is paid by the obligors than is necessary to pay the interest earned on the notes, there is expected to be excess cashflow each month. To the extent that the collections in any month are greater than the amount necessary to pay the issuer's expenses and principal and interest on the notes, the remaining amount will be available to make accelerated principal payments on the Class A Notes to create overcollateralization, to maintain the Required Spread Account Amount and to make payments of principal on the Class B Notes.

Overcollateralization

         Overcollateralization will exist whenever the Pool Balance as of the last day of the calendar month immediately preceding a distribution date exceeds the principal balance of the Class A Notes as of that distribution date, after making all payments on that date. As of the closing date the only overcollateralization will be that represented by the Class B Notes, but the transaction documents require that the amount of overcollateralization be increased to, and then maintained at, a target amount.

         The target amount of overcollateralization on any distribution date will equal 13.00% of the Pool Balance.

         The increase to, and maintenance of, the overcollateralization will be accomplished by the application of monthly excess cashflow to the payment of the Class A Noteholders' Accelerated Principal Amount to reduce the principal balance of the Class A Notes until the target is reached. Because the excess cashflow represents interest collections on the automobile loans but is distributed as principal on the Class A Notes, its distribution will increase overcollateralization by paying down principal on the Class A Notes more quickly than principal is otherwise collected on the automobile loans.

         Because the overcollateralization target is determined as a percentage of the Pool Balance, as the Pool Balance decreases over time, the amount of overcollateralization required will also decrease, or "step down." If the amount of overcollateralization steps down on a distribution date, less principal will be distributed on the notes than was collected on the automobile loans in the preceding calendar month. By amortizing the notes more slowly than the automobile loans, the overcollateralization would be reduced.

Subordination

         The Class B Notes provide credit enhancement to the Class A Notes. Consequently, to the extent that the trust assets do not generate enough cash to satisfy the issuer's obligations, including the obligations to make payments to noteholders, losses will be absorbed first, by the certificateholder, second, by the holders of the Class B Notes and third, by the holders of the Class A Notes.

Spread Account

         On the closing date, a spread account will be established in the name of the indenture trustee on behalf of the noteholders and Ambac, and will be part of the trust estate pledged to the indenture trustee. An initial cash deposit will be made to the spread account on the closing date. On each distribution date, excess cashflow will be deposited to the spread account to maintain the amount on deposit at the Required Spread Account Amount.

         Amounts on deposit in the spread account will be invested in certain eligible investments that mature so that the funds will be available on the following distribution date. Any net income from those investments will be deposited into the collection account.

         On each distribution date, the amount on deposit in the spread account will be withdrawn, to the extent necessary, to fund any deficiencies in the amounts described in clauses 1 through 7 under "Description of the Purchase Agreements and the Trust Documents -- Flow of Funds."

         If the amount on deposit in the spread account on any distribution date, after giving effect to any withdrawals on that distribution date, exceeds the Required Spread Account Amount, excess amounts will be released from the spread account and applied in accordance with clauses 10, then clauses 13 through 15 under "Description of the Purchase Agreements and the Trust Documents -- Flow of Funds."

         In addition, the indenture trustee, at the direction of the servicer, will withdraw amounts from the spread account on any distribution date to the extent that such amounts, together with the available funds for such distribution date, would be sufficient to pay the sum of all trust expenses and the outstanding notes in full.

SERVICER TERMINATION EVENT

         A servicer termination event under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

     - the servicer's failure to deliver any payment required under the sale and servicing agreement to the indenture trustee for distribution to the noteholders, which failure continues unremedied for two business days or one business day with respect to payment of purchase amounts;

     - the servicer's failure to deliver the monthly servicer's certificate by the third business day prior to each distribution date;

     - the servicer's failure to observe or perform any other covenant or agreement under the sale and servicing agreement, and Triad's obligations as originator under the purchase agreement if Triad is the servicer, which failure (i) materially and adversely affects the rights of the noteholders (determined without regard to the availability of funds under the policy), or of Ambac (unless an insurer default has occurred and is continuing), and (ii) continues unremedied for 30 days after the issuer, the indenture trustee or Ambac gives written notice of such failure or, if an insurer default has occurred and is continuing, 30 days after any noteholder gives the servicer written notice;

     - events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer, or actions by the servicer indicating its bankruptcy, insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations;

     - any servicer representation, warranty or statement proves to be incorrect in any material respect, and has a material adverse effect on the issuer, Ambac or the noteholder's interests, and the circumstances or conditions for which the representation, warranty or statement was incorrect are not eliminated or cured within 30 days after knowledge thereof by the servicer or after written notice is given to the servicer by the indenture trustee or Ambac (or, if an insurer default has occurred and is continuing, a noteholder);

     - so long as no insurer default has occurred and is continuing, an insurance agreement event of default;

     -   a claim is made under the policy; or

     - the occurrence of a performance trigger event under the insurance agreement.

RIGHTS UPON SERVICER TERMINATION EVENT

         As long as a servicer termination event remains unremedied:

     - provided no insurer default has occurred and is continuing, Ambac in its sole and absolute discretion may terminate all of the servicer's rights and obligations under the sale and servicing agreement by written notice to the servicer and the indenture trustee; or

     - if an insurer default has occurred and is continuing, then the indenture trustee may, and will at the direction of the majority noteholders, terminate all of the servicer's rights and obligations under the sale and servicing agreement.

         If Triad is the servicer that is terminated, then JPMorgan Chase, as the backup servicer, or any other successor servicer that Ambac or the controlling party, if an insurer default has occurred and is continuing, appoints will succeed to all the responsibilities, duties, and liabilities of the servicer.

         If the terminated servicer is not Triad, Ambac or the controlling party, if an insurer default has occurred and is continuing, will appoint a successor servicer.

         Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer's duties.

WAIVER OF PAST DEFAULTS

         Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Waiver of Past Defaults" in the prospectus, Ambac (or the majority noteholders, if an insurer default has occurred and is continuing) may, on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and any consequences of any default by the servicer. No waiver will extend to any subsequent or other default or impair the noteholders' rights with respect to subsequent defaults.

AMENDMENT

         If not materially adversely affecting the noteholders or certificateholder and subject to an opinion of counsel acceptable to the indenture trustee and Ambac, the trust agreement may be amended, without the noteholders' or certificateholder's consent, for the purpose of correcting, supplementing or modifying any provisions of the trust agreement. The depositor, the servicer, and the owner trustee with the consent of Ambac, the certificateholders and the noteholders evidencing at least a majority of the then outstanding notes by principal balance may amend the trust agreement to add, change in any manner, or eliminate any provisions of the trust agreement or to modify in any manner the rights of the noteholders or certificateholders including provisions that would adversely affect the ratings of the notes. However, no amendment may without the consent of all the noteholders and the certificateholders:

     - increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the noteholders or the certificateholder; or

     - reduce the percentage of notes or certificates, respectively, that are required to consent to any such amendment.

         Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Amendment" in the prospectus, the depositor, the servicer and the issuer may amend the sale and servicing agreement to cure any ambiguity, to correct or supplement any provision in the agreement, to comply with any changes to the Internal Revenue Code or to make any other provisions with respect to matters or questions arising under the agreement which will not be inconsistent with any other provision in the agreement or the insurance agreement with the consent of the indenture trustee, which consent may not be unreasonably withheld, and with Ambac's consent, so long as no insurer default has occurred and is continuing, but without the consent of the noteholders. However, an amendment made in this manner may not in any material respect adversely affect the interests of any noteholder. In addition, if an insurer default has occurred and is continuing, an amendment made in this manner may not materially adversely affect Ambac's interests.

         The depositor, the servicer and the issuer may also amend the sale and servicing agreement with the consent of Ambac, the consent of the indenture trustee, and with the consent of the noteholders evidencing not less than a majority of the outstanding principal amount of the notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of sale and servicing agreement or of modifying in any manner the rights of the noteholders. However, no such amendment will (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on automobile loans or distributions that will be required to be made for the benefit of the noteholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the notes, the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes of each class affected thereby. In addition, if an insurer default has occurred and is continuing, such action will not materially adversely affect the interest of Ambac.

RESIGNATION AND REMOVAL OF THE INDENTURE TRUSTEE

         The indenture trustee may resign at any time in which event the issuer will be obligated to appoint a successor indenture trustee eligible under the indenture which, if no insurer default exists, must be acceptable to Ambac. The issuer may remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. In such circumstances, the issuer will be obligated to appoint a successor indenture trustee eligible under the indenture which, if no insurer default exists, must be acceptable to Ambac. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by a successor indenture trustee.

                                   THE POLICY

         The following summary of the terms of the policy does not purport to be complete and is qualified in its entirety by reference to the policy.

         Ambac, in consideration of the payment of the insurance premium payable with respect to the policy, will irrevocably and unconditionally guarantee, subject only to (a) proper presentation of a Notice in accordance with the terms of the policy and (b) the terms of the policy, payment to, or at the direction of, the indenture trustee for the benefit of each registered owner of a Class A Note (other than a Triad Party) that portion of the Policy Claim Amounts due and payable pursuant to the terms of the indenture and unpaid by reason of Nonpayment (as defined in the policy).

         "Policy Claim Amount" means, (i) with respect to each distribution date, the excess, if any, without duplication, of (a) the Scheduled Payments minus (b) the sum of, without duplication: (w) all amounts of Available Funds for the related collection period, (x) Additional Funds Available, if any, for such distribution date, (y) all other funds on deposit in the collection account, the lockbox account, the spread account and any other trust accounts available for payment of Scheduled Payments on the Class A Notes on such distribution date and (z) any other amounts available pursuant to the Basic Documents to pay the Scheduled Payments on such distribution date, in each case to the extent available in accordance with the priorities set forth in the indenture and the sale and servicing agreement, and (ii) with respect to any preference payment date, Preference Amounts; provided, however, that the aggregate amount of all such Preference Amounts will be subject to the limitations in such definition; provided, further, that in no event will the aggregate amount payable by Ambac under the policy exceed the Maximum Insured Amount as defined in the policy.

         "Scheduled Payments" means, with respect to any distribution date, an amount equal to the sum of (a) the Class A Noteholders' Monthly Interest Distributable Amount and the Class A Noteholders' Parity Deficit Amount for the related distribution date and (b) if the related distribution date is the final scheduled distribution date for any class of Class A Notes, the outstanding principal amount of such class on such date after application of all funds available to pay principal amounts on such class of Class A Notes from all sources other than the policy; provided that Scheduled Payments will not include
(x) any portion of a Class A Noteholders' Monthly Interest Distributable Amount or of a Class A Noteholders' Interest Carryover Amount due to registered owners of Class A Notes because the notice in proper form was not timely received by Ambac or (y) any portion of a Class A Noteholders' Interest Distributable Amount due to registered owners of Class A Notes representing interest on any Class A Noteholders' Interest Carryover Amount accrued from and including the date of payment of the amount of such Class A Noteholders' Interest Carryover Amount pursuant to the policy.

          "Triad Party" means the issuer, the depositor, Triad, the servicer, the originator or any of their respective affiliates.

         "Basic Documents" means the sale and servicing agreement, the certificate of trust, the trust agreement, the purchase agreement, the insurance agreement, the indenture and the other documents and certificates delivered in connection therewith.

         "Preference Amount" means any interest on or principal of the Class A Notes which has become due and payable pursuant to the terms of the indenture, the Nonpayment of which would have been covered by the policy, and which was made to a registered owner of a Class A Note (other than a Triad Party) by or on behalf of the issuer which has been deemed a preferential transfer and recoverable, or theretofore recovered, from its registered owner of a Class A Note (other than a Triad Party) pursuant to Title 11 of the United States Code in accordance with a final, nonappealable order of a court of competent jurisdiction; provided that any Preference Amount that constitutes interest will be limited to the amount of interest on the outstanding principal amount of the Class A Notes (calculated at the interest rate for the relevant class of Class A Notes) accrued as of the last day of the applicable interest accrual period with respect to the Class A Notes and will not, in any event, include any interest on the Class A Notes accrued after such date or any interest on such interest amount; provided, further, that in no event will Ambac be obligated to make any payment in respect to any Preference Amount to the extent that such payment, when added to all prior payments of Policy Claim Amounts, would exceed the Maximum Insured Amount.

         "Notice" will mean the telephonic or telegraphic notice, promptly confirmed in writing, substantially in a form attached to the policy, by telecopy, the original of which is subsequently delivered by registered or certified mail, from the indenture trustee specifying the amount of any Policy Claim Amount or Preference Amount which will be due and owing.

         "Insured Payments" will mean, (i) with respect to any distribution date, the aggregate amount actually paid by Ambac to, or at the direction of, the indenture trustee in respect of Policy Claim Amount for such distribution date and (ii) the aggregate amount of any Preference Amounts paid by Ambac on any given business day.

         Upon the presentation of a duly executed Notice by the indenture trustee to Ambac at Ambac's principal office in respect of the applicable distribution date, Ambac will make or cause to be made to the indenture trustee, payment in an amount equal to the applicable Policy Claim

Amount. Amounts payable in respect of any Policy Claim Amount due under the policy, unless otherwise stated in the policy, will be distributed by Ambac to, or at the discretion of, the indenture trustee, by wire transfer of immediately available funds. Solely the indenture trustee on behalf of the registered owners of Class A Notes (other than Triad Parties) will have the right to make a claim for a Policy Claim Amount under the policy.

         Notwithstanding any other provision of the policy but subject to provisions therein with respect to the Preference Amounts, Ambac will pay any Policy Claim Amounts payable under the policy other than with respect to Preference Amounts to, or at the direction of, the indenture trustee no later than 12:00 noon, New York City time, on the later of (a) the distribution date on which such Policy Claim Amount is due for payment under the indenture or (b) the second business day following actual receipt in New York, New York on a business day by Ambac of a Notice, appropriately completed and executed by the indenture trustee. If such notice is received after 12:00 noon, New York City time, on a business day, it will be deemed to be received before 12:00 noon on the following business day. If any such notice received by Ambac is not in proper form or is otherwise insufficient for the purpose of making a claim under the policy, it will be deemed not to have been received by Ambac for the purposes of the policy, and Ambac will promptly so advise the indenture trustee in writing and the indenture trustee may submit an amended or corrected notice.

         If such an amended or corrected notice is in proper form and is otherwise sufficient for the purpose of making a claim under the policy, it will be deemed to have been timely received on the business day of such resubmission, provided, that if such notice is received after 12:00 noon, New York City time, on such business day, it will be deemed to be received before 12:00 noon on the following business day. There will be no acceleration payment due under the policy unless such acceleration is at the sole option of Ambac. The policy does not cover:

     -   premiums, if any, payable in respect of the Class A Notes;

     - shortfalls, if any, attributable to any payment of withholding taxes (including penalties and interest in respect of any such liability); or

     - any risk other than Nonpayment, including the failure of the indenture trustee to apply, disburse, transfer or direct policy payments or Available Funds or other amounts in accordance with the indenture to registered owners of Class A Notes (other than Triad Parties) or to any other party.

         Ambac's payment obligations under the policy with respect to particular Policy Claim Amounts will be discharged to the extent funds equal to the applicable Policy Claim Amounts are paid by Ambac to, or at the direction of, the indenture trustee, in accordance with the indenture trustee's requests whether or not such funds are properly applied by the indenture trustee. Payments of Policy Claim Amounts will be made only at the time set forth in the policy and no accelerated payments of Policy Claim Amounts will be made except to the extent that Ambac has specified an earlier date for payment at its sole option. The policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of the aggregate interest on and the aggregate outstanding principal balance of all Class A Notes owned by registered owners of Class A Notes, other than at the sole option of Ambac, nor against any risk other than Nonpayment, including failure of the indenture trustee to pay any Policy Claim Amount or Scheduled Payments due to registered owners of Class A Notes (other than Triad Parties).

         Notwithstanding the occurrence of any of the termination events in the policy, Ambac will pay any Preference Amounts when due to be paid pursuant to an Order referred to below, but in any event no earlier than the fifth business day following actual receipt by Ambac of (a) a certified copy of the final, nonappealable order of the court or other body exercising jurisdiction to the effect that a registered owner of a Class A Note (other than a Triad Party) is required to return such Preference Amount paid during the term of the policy because the payment of such amounts were avoided as a preferential transfer, or otherwise rescinded or required to be restored by the indenture trustee or such registered owner of a Class A Note, other than a Triad Party (the "Order"), (b) an opinion of counsel satisfactory to Ambac, stating that such Order has been entered and is final and not subject to any stay, (c) an assignment, in form and substance satisfactory to Ambac, duly executed and delivered by a registered owner of a Class A Note (other than a Triad Party) and the indenture trustee, irrevocably assigning to Ambac all rights and claims of the indenture trustee and such registered owner of a Class A Note relating to or arising under the indenture or otherwise with respect to such Preference Amount, (other than a Triad Party), (d) appropriate instruments in form satisfactory to Ambac to effect the appointment of Ambac as agent for the indenture trustee and such registered owner of a Class A Note (other than a Triad Party) in any legal proceeding relating to such Preference Amount and (e) a Notice appropriately completed and executed by the indenture trustee; provided that if such documents are received by Ambac after 12:00 noon, New York City time, on such business day, they will be deemed to be received on the following business day; provided, further, that Ambac will not be obligated to pay any Preference Amount in respect of principal (other than any Class A Noteholders' Parity Deficit Amount) prior to the final scheduled distribution date for the relevant class of Class A Notes provided, further, that any Preference Amount that constitutes interest will be limited to the amount of interest on the outstanding principal amount of the Class A Notes (calculated at the interest rate for the relevant class of Class A Notes) accrued as of the last day of the applicable interest accrual period with respect to the Class A Notes and will not, in any event, include any interest on the Class A Notes accrued after such date or any interest on such interest amount.

         Payment of any Preference Amounts will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the indenture trustee or the registered owner of a Class A Note directly unless the indenture trustee or the relevant registered owner of a Class A Note has made a payment of the Preference Amounts to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case Ambac will pay the indenture trustee, or as directed by the indenture trustee, to the extent of the payment of the Preference Amounts, subject to the delivery of (i) the items referred to in the (a), (b), (c), (d) and (e) of the preceding paragraph to Ambac and (ii) evidence satisfactory to Ambac that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

         Notwithstanding the foregoing, in no event will Ambac be obligated to make any payment in respect of any Preference Amount to the extent that such payment, when added to all prior payments of Insured Payments, would exceed the Maximum Insured Amount.

         Upon any payment under the policy, in furtherance and not in limitation of Ambac's equitable right of subrogation and Ambac's rights under the insurance agreement, Ambac will, to the extent of such payment by Ambac hereunder, be subrogated to the rights of any registered owner of a Class A Note to receive any and all amounts due in respect of the insured obligations as to which such payment under the policy was made, to the extent of any payment by Ambac under the policy and Ambac will be a co-beneficiary of the indenture trustee's lien under the indenture.

         Notwithstanding anything to the contrary set forth in the policy, in no event will the aggregate amount paid by Ambac under the policy exceed the Maximum Insured Amount. The "Maximum Insured Amount" means $670,250,000 in respect of principal, plus interest on the classes of Class A Notes at their respective rates of interest.

         The policy sets forth the full understanding of Ambac, and except as expressly provided therein, or as otherwise agreed in writing thereafter by Ambac and the indenture trustee, may not be canceled or revoked. The policy is issued pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflicts of laws rules thereof, as contemplated in Section 5-1401 of the New York General Obligations Law. Any notice under the policy or service of process on Ambac may be made at the address listed in the policy for Ambac or such other address as Ambac will specify in writing to the indenture trustee. The premium of the policy is not refundable for any reason. The premium will be payable on the policy on each distribution date as provided in the insurance agreement, beginning with the first distribution date.

         Ambac waives and agrees not to assert any and all rights to require the indenture trustee to make demand on or to proceed against any person, party or security prior to demanding payment under the policy. For the avoidance of doubt, Ambac does not waive its right to seek payment of all Reimbursement Amounts to which it is entitled. "Reimbursement Amount" will mean, as of any distribution date, the sum of (x)(i) all Insured Payments paid by Ambac, but for which Ambac has not been reimbursed prior to such distribution date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the indenture trustee, or any other person at its direction, received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to Ambac under the insurance agreement, the indenture and the sale and servicing agreement, as certified to the indenture trustee by Ambac plus (ii) interest on such amounts at the Late Payment Rate. "Late Payment Rate" means the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Class A Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate will be computed on the basis of the actual number of days elapsed over a year of 360 days.

         The policy and the obligations of Ambac thereunder will terminate upon the earlier of:

                  (a) the date on which all of the Policy Claim Amounts have been paid in full by Ambac to, or at the direction of, the indenture trustee; or

                  (b) the close of business on the third (3rd) business day after the earlier of (a) the final scheduled distribution date that occurs last for a class of Class A Notes and (b) the date on which all principal and interest on the Class A Notes has been paid in full.

THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/ CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the Class A Notes only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the Class A Notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the Class A Notes as other than capital assets, may be subject to special rules that are not discussed below. You should consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the Class A Notes.

TAX CHARACTERIZATION OF THE ISSUER

         Assuming the parties will comply with the terms of the governing documents, Dewey Ballantine LLP, tax counsel, is of the opinion that the issuer will not be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE CLASS A NOTES

Treatment of the Class A Notes as Indebtedness

         The parties to the transaction agree, and the Noteholders will agree by their purchase of the Class A Notes, to treat the Class A Notes as indebtedness for all federal, state and local income and franchisee tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Class A Notes. In general, whether instruments such as the Class A Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

         The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a pledge to support a borrowing secured by the property.

         On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the Class A Notes will constitute indebtedness, and not an ownership interest in the automobile loans, or an equity interest in the issuer or in a separate association taxable as a corporation or other taxable entity. See "Material Federal Income Tax Consequences -- Debt Securities" in the accompanying prospectus.

         If the Class A Notes are characterized as indebtedness, interest paid or accrued on the Class A Notes will be treated as ordinary income to the noteholders and principal payments on the Class A Notes will be treated as a return of capital to the extent of the noteholder's basis in the Class A Notes allocable thereto. An accrual method taxpayer will be required to include in income interest on the Class A Notes when earned, even if not paid, unless it is determined to be uncollectable. The issuer will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the Class A Notes to the extent required by law.

Possible Alternative Characterizations of the Class A Notes

         Although, as described above, it is the opinion of tax counsel that, for federal income tax purposes, the Class A Notes will be characterized as indebtedness, such opinion is not binding on the IRS or any court and thus no assurance can be given that such a characterization will prevail. If, for example, Class A Noteholders were treated as owning interests in a partnership, the partnership itself would not be subject to federal income tax; rather, each partner would be taxed individually on its respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Class A Notes were held to constitute partnership interests, rather than indebtedness. Because the issuer will treat the Class A Notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Class A Notes. Investors that are Non-U.S. Persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Class A Notes. See "Material Federal Income Tax Consequences -- Foreign Investors" in the accompanying prospectus.

Discount and Premium

         We do not anticipate issuing Class A Notes with any original issue discount. See "Material Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.7% ABS. See "Yield and Prepayment Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a Class A Note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences Discount and Premium -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences -- Discount and Premium -- Premium" in the accompanying prospectus.

Sale or Redemption of Notes

         If a Class A Note is sold or retired, the noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the Class A Note. See "Material Federal Income Tax Consequences -- Debt Securities -- Sales of Debt Securities" in the accompanying prospectus.

Other Matters

         For a discussion of backup withholding and taxation of foreign investors in the Class A Notes, see "Material Federal Income Tax Consequences -- Backup Withholding and Information Reporting" and "Material Federal Income Tax Consequences -- Foreign Investors" in the accompanying prospectus, and Annex A to this prospectus supplement.

                        STATE AND LOCAL TAX CONSEQUENCES

         You should consider the state and local income tax consequences of the purchase, ownership and disposition of the Class A Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors as to the various state and local tax consequences of an investment in the Class A Notes.

                              ERISA CONSIDERATIONS

         The Class A Notes may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations -- ERISA Considerations regarding Securities that are Notes." The Class A Notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. This determination is based in part on the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. As described in the prospectus under "ERISA Considerations", the acquisition or holding of the Class A Notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if, for example, the acquisition or holding of the Class A Notes by or on behalf of the plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Code to acquire the Class A Notes will be deemed to have represented that the acquisition and continued holding of the Class A Notes will be eligible for, and satisfy all requirements of, a Department of Labor prohibited transaction class exemption.

         Any plan fiduciary considering the purchase of a Class A Note should consult with its counsel as to the potential applicability of ERISA and the Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio. See "ERISA Considerations" in the accompanying prospectus.

         The sale of Class A Notes to a plan is in no respect a representation by the issuer, the depositor or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                LEGAL INVESTMENT

         The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

                                     RATINGS

         The notes must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service and Fitch Ratings in order to be issued:

                                                                                      RATING
                                                                          ------------------------------
CLASS                                                                      S&P        MOODY'S      FITCH
-----                                                                     ----        -------      -----
A-1..............................................................         A-1+        Prime-1       F1+
A-2..............................................................          AAA          Aaa         AAA
A-3..............................................................          AAA          Aaa         AAA
A-4..............................................................          AAA          Aaa         AAA

         You must not assume that the ratings will not be lowered, qualified or withdrawn by the rating agencies.

         We cannot assure you that the rating agencies will not lower or withdraw the ratings. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of Ambac, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Class A Notes address the likelihood of the receipt by the Class A Noteholders of all distributions to which the Noteholders are entitled under the indenture and sale and servicing agreement. The ratings assigned to the Class A Notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Class A Noteholders might suffer a lower than anticipated yield.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Notes, the depositor has agreed to sell to the underwriters, and the underwriters severally agree to purchase the Class A Notes set forth opposite its name below, subject to the satisfaction of certain conditions precedent.

                                                  PRINCIPAL      PRINCIPAL        PRINCIPAL         PRINCIPAL
                                                  AMOUNT OF      AMOUNT OF        AMOUNT OF         AMOUNT OF
                                                  CLASS A-1      CLASS A-2        CLASS A-3         CLASS A-4
UNDERWRITERS                                       NOTES           NOTES            NOTES             NOTES
------------                                    -------------  -------------    -------------      -------------
Banc of America Securities LLC..............    $  45,900,000  $  84,400,000    $  40,700,000      $  77,055,000
Deutsche Bank Securities Inc................       45,900,000     84,400,000       40,700,000         77,055,000
J.P. Morgan Securities Inc..................       16,100,000     29,600,000       14,300,000         27,070,000
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated............................       16,100,000     29,600,000       14,300,000         27,070,000
                                                -------------  -------------    -------------      -------------
Total.......................................    $ 124,000,000  $ 228,000,000    $ 110,000,000      $ 208,250,000
                                                =============  =============    =============      =============

         The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Class A Notes and as an aggregate dollar amount, will be as follows:

                                               SELLING CONCESSIONS               REALLOWANCE
                                                  NOT TO EXCEED                 NOT TO EXCEED
                                                  -------------                 -------------
Class A-1 Notes.....................                0.075%                          0.050%
Class A-2 Notes ....................                0.125%                          0.075%
Class A-3 Notes.....................                0.130%                          0.075%
Class A-4 Notes.....................                0.140%                          0.085%

         Until the distribution of the Class A Notes is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A Notes. As an exception of these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Class A Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Class A Notes.

         The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A Notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional Class A Notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Class A Notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the Class A Notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A Notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

         Triad and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

         In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the issuer and their affiliates.

         The indenture trustee may, from time to time, invest the funds in the accounts in eligible investments acquired from the underwriters.

         The underwriters tell us that they intend to make a market in the Class A Notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Class A Notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Class A Notes.

         The depositor will receive aggregate proceeds of approximately $646,770,690 from the sale of the Class A Notes (representing approximately 96.496932% of the principal amount of the Class A Notes) after paying the aggregate underwriting discount of $1,343,375 on the Class A Notes and making the initial deposit to the spread account of approximately $22,096,358. Additional offering expenses are estimated to be $760,000.

                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the years in the three-year period ended December 31, 2002 are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

         In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for Triad, the depositor and the issuer by Dewey Ballantine LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP. Certain legal matters will be passed upon for Ambac by an Assistant General Counsel and by Cadwalader Wickersham & Taft LLP.

                                    GLOSSARY

         ADDITIONAL FUNDS AVAILABLE means, with respect to any distribution date, the sum of:

                  (1) the Spread Account Draw Amount, if any, received by the indenture trustee with respect to the distribution date;

         plus

                  (2) the Insurer Optional Deposit, if any, received by the indenture trustee with respect to the distribution date.

         AMOUNT FINANCED means, for any automobile loan, the aggregate amount advanced toward the purchase price of the financed vehicle and related costs, including amounts advanced at the time the automobile loan is originated for:

     -   accessories;

     -   insurance premiums;

     -   service contracts;

     -   car club and warranty contracts; and

     - other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

         AVAILABLE FUNDS means, for any calendar month, the sum of:

                  (1)      the Collected Funds for the calendar month;

         plus

                  (2) all Purchase Amounts deposited in the collection account with respect to such calendar month, plus income on investments held in the collection account;

         plus

                  (3) the proceeds of any liquidation of the assets of the issuer, other than Net Liquidation Proceeds.

         CLASS A NOTEHOLDERS' ACCELERATED PRINCIPAL AMOUNT means, for any distribution date, the lesser of:

                  (1)      the sum of

                           (a) the excess, if any, of the amount of Available Funds on the distribution date over the amounts payable on the distribution date under clauses 1 through 13 under "Description of the Purchase Agreements and the Trust Documents -- Flow of Funds";

                  plus

                           (b) the amounts, if any, on deposit in the spread account in excess of the Required Spread Account Amount for the distribution date; and

                  (2)      the excess, if any, on the distribution date of:

                           (a) the Pro Forma Class A Note Balance for the distribution date;

                  minus

                           (b) the Required Pro Forma Class A Note Balance for the distribution date.

         CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT means, for any distribution date, the sum of the Class A Noteholders' Monthly Interest Distributable Amount for each class of Class A Notes for such distribution date and the Class A Noteholders' Interest Carryover Amount, if any, for each class of Class A Notes, calculated as of such distribution date.

         CLASS A NOTEHOLDERS' INTEREST CARRYOVER AMOUNT means, for any class of Class A Notes and any determination date, all or any portion of the Class A Noteholders' Interest Distributable Amount for the class for the immediately preceding distribution date still unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid on the class of notes from the preceding distribution date to but excluding the related distribution date.

         CLASS A NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT means, for any distribution date and any class of Class A Notes, the interest accrued at the applicable interest rates during the applicable interest period on the principal amount of the notes of each class of the Class A Notes outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date.

         CLASS A NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, the amount, which will not be less than zero, equal to:

                  (1)      the sum of:

                           (a) collections received on automobile loans (other than Liquidated Automobile Loans) that are allocable to principal, including any full and partial principal prepayments during the related collection period;

                  plus

                           (b) the Principal Balance of all automobile loans (other than Purchased Automobile Loans) that became Liquidated Automobile Loans during the related collection period;

                  plus

                           (c) the Purchase Amount of all automobile loans that became Purchased Automobile Loans during the related collection period;

                  plus

                           (d) at the sole discretion of Ambac, the outstanding Principal Balance of those automobile loans that the depositor or Triad was required to repurchase during the related collection period but were not repurchased;

                  plus

                           (e) the aggregate amount of Cram Down Losses during the related calendar month;

                  plus

                           (f) if the notes have been accelerated, the amount of money or property collected pursuant to the indenture following such acceleration, to the extent not used to pay interest on the Class A Notes;

                  minus

                  (2)      the Step-Down Amount, if any, for the distribution

         date;

                  minus

                  (3) amounts of principal distributed under clauses 4 and 7 under "Description of the Purchase Agreements and the Trust Documents -- Flow of Funds."

         CLASS A NOTEHOLDERS' PARITY DEFICIT AMOUNT means, for any distribution date, the excess, if any, of:

                  (1) the aggregate remaining principal amount of the Class A Notes outstanding on the distribution date after giving effect to all reductions in such aggregate principal amount from sources other than the policy;

         minus

                  (2) the Pool Balance at the end of the prior calendar month.

         CLASS A NOTEHOLDERS' PRINCIPAL CARRYOVER AMOUNT means, as of any determination date, all or any portion of the Class A Noteholders' Principal Distributable Amount from the immediately preceding distribution date which remains unpaid.

         CLASS A NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, the sum of the Class A Noteholders' Monthly Principal Distributable Amount for the distribution date and the Class A Noteholders' Principal Carryover Amount, if any, as of the distribution date.

         CLASS B NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT means, for any distribution date, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for such distribution date and the Class B Noteholders' Interest Carryover Amount, if any, calculated as of such distribution date.

         CLASS B NOTEHOLDERS' INTEREST CARRYOVER AMOUNT means, for any determination date, all or any portion of the Class B Noteholders' Interest Distributable Amount for the immediately preceding distribution date still unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid on the Class B Notes from the preceding distribution date to but excluding the related distribution date.

         CLASS B NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT means, for any distribution date, the interest accrued during the applicable interest period on the principal amount of the Class B Notes outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date.

         COLLECTED FUNDS means, for any calendar month, the amount of funds in the collection account representing automobile loan collections (other than with respect to Purchased Automobile Loans) during the calendar month, including all Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

         CRAM DOWN LOSS means, for any automobile loan (other than a Purchased Automobile Loan or a Liquidated Automobile Loan), if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan, an amount equal to:

     - the excess of the automobile loan's Principal Balance immediately prior to the order over the automobile loan's Principal Balance as reduced; and/or

     - if the court issued an order reducing the effective interest rate on the automobile loan, the excess of the automobile loan Principal Balance immediately prior to the order over the automobile loan's net present value -- using as the discount rate the higher of the APR on the automobile loan or the rate of interest, if any, specified by the court in the order -- of the scheduled payments as so modified or restructured. A Cram Down Loss is deemed to have occurred on the order's issuance date.

         INSURER OPTIONAL DEPOSIT means, for any distribution date, an amount other than a Policy Claim Amount delivered by Ambac, at its sole option, for deposit into the collection account for any of the following purposes:

     - to provide funds to pay the fees or expenses of any of the issuer's service providers for the distribution date; or

     - to include those amounts as part of Additional Funds Available for the distribution date to the extent that without them a draw would be required to be made on the policy.

         LIQUIDATED AUTOMOBILE LOAN means, with respect to any calendar month, any automobile loan with respect to which any of the following has occurred:

     - 10% or more of a scheduled payment is 120 or more days past due, except in the case of financed vehicles repossessed within such 120 days;

     - the earlier of (i) 90 days have elapsed since the servicer repossessed the related financed vehicle and (ii) the sale of the related financed vehicle; or

     - the servicer has determined in good faith that it has received all amounts it expects to recover.

         NET LIQUIDATION PROCEEDS means, for Liquidated Automobile Loans:

                  (1) proceeds from the disposition of the underlying financed vehicles;

         plus

                  (2)      any related insurance proceeds;

         plus

                  (3) other monies received from the obligor that are allocable to principal and interest due under the automobile loan;

         minus

                  (4) the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

         POOL BALANCE means, as of any date of determination, the aggregate Principal Balance of the automobile loans, excluding all Liquidated Automobile Loans and all Purchased Automobile Loans, at the end of the preceding calendar month.

         PRINCIPAL BALANCE means, for any automobile loan as of any date of determination, the Amount Financed;

         minus

                  (a) that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan's terms;

         minus

                  (b) any Cram Down Losses for the automobile loan accounted for as of that date.

         PRO FORMA CLASS A NOTE BALANCE means, for any distribution date, the aggregate remaining principal amount of the Class A Notes outstanding on the distribution date, after giving effect to distributions under clauses 1 through 13 under "Description of the Purchase Agreements and the Trust Documents -- Flow of Funds."

         PURCHASE AMOUNT means, for any automobile loan, the Principal Balance as of the date of purchase.

         PURCHASED AUTOMOBILE LOAN means an automobile loan purchased as of the close of business on the last day of a calendar month by Triad as the result of a breach of a covenant or as an exercise of its optional redemption right.

         REQUIRED PRO FORMA CLASS A NOTE BALANCE means, for any distribution date, a dollar amount equal to the product of:

                  (1)      87%;

         multiplied by

                  (2) the Pool Balance as of the end of the prior calendar month.

         REQUIRED SPREAD ACCOUNT AMOUNT means, for any distribution date, a dollar amount equal to the greater of:

                           (a) 3.00% of the principal balance of the automobile loans at the end of the last day of the calendar month preceding the current distribution date, and

                           (b) 2.00% of the principal balance of the automobile loans on the cut-off date, which is approximately $14,730,905.46, or, if certain events specified in the insurance agreement have occurred and are continuing, the greater of (a) 6.00% of the aggregate Principal Balance at the end of the prior collection period and (b) 3.00% of the original Pool Balance.

         SPREAD ACCOUNT DRAW AMOUNT means, for any determination date, the amount, after taking into account the application on the distribution date of Available Funds for the related calendar month, equal to any shortfall in the full payment of amounts described in clauses 1 through 7 under "Description of the Purchase Agreements and the Trust Documents -- Flow of Funds."

         STEP-DOWN AMOUNT means, for any distribution date, the excess, if any, of:

                  (1)      the Required Pro Forma Class A Note Balance;

         minus

                  (2) the Pro Forma Class A Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount - i.e., with the assumption that the entire amount described in clause (1) of the definition of Class A Noteholders' Monthly Principal Distributable Amount is distributed as principal on the Class A Notes.

                                     ANNEX A
             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

         Except in limited circumstances, the notes will be available only in book-entry form. Investors in the notes may hold the notes through any of DTC, Clearstream or Euroclear. The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear and as DTC participants.

         Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

INITIAL SETTLEMENT

         All notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

         Investors electing to hold their notes through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Notes will be credited to the notes custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

         Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.

Trading between Clearstream or Euroclear Participants

         Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants

         When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The notes credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the notes are credited to their account one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts. However, interest on the notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global notes to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser

         Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which notes are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The depositor will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the notes to the DTC participant's account against payment. Payment will include interest accrued on the notes from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

     - borrowing the notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of notes holding notes through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless:

                  (i) each clearing system, bank or other financial institution that holds customers' notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

                  (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the notes as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the notes.

Exemption for Non-U.S. Persons -- Form W-8BEN.

         Beneficial owners of global notes that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for Non-U.S. Persons with effectively connected income -- Form W-8ECI.

         A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries -- Form W-8BEN.

         A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons (Form W-9).

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         A "U.S. Person" is:

                  (i)      a citizen or resident of the United States;

                  (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

                  (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

                  (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

         A "Non-U.S. Person" is any person who is not a U.S. Person.

CONSIDER CAREFULLY THE "RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THESE SECURITIES.

These securities are automobile loan asset-backed securities which represent interests in or obligations of the issuer issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the automobile loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

PROSPECTUS

                          TRIAD AUTO RECEIVABLES TRUSTS

                  AUTOMOBILE RECEIVABLE ASSET-BACKED SECURITIES

                           TRIAD FINANCIAL CORPORATION
                                    Servicer
THE SECURITIES  --

-        will be issued from time to time in series;

- will be backed by one or more pools of automobile loans held by this issuer;

- will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

- may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

THE ASSETS --

- The assets of each issuer will primarily consist of a pool of automobile loans. Other assets, such as funds on deposit in one or more accounts, may also be included in the assets of each issuer.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is August 2, 2002.

    IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities; and (2) the prospectus supplement, which describes the specific terms of your series of securities.

         This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
SUMMARY OF PROSPECTUS............................................................................................     1
   ISSUER........................................................................................................     1
   SELLER........................................................................................................     1
   COMPANY.......................................................................................................     1
   SERVICER......................................................................................................     1
   TRUSTEE.......................................................................................................     1
   THE SECURITIES................................................................................................     1
   TRUST PROPERTY................................................................................................     2
   PAYMENT DATE..................................................................................................     3
   RECORD DATE...................................................................................................     3
   COLLECTION PERIOD.............................................................................................     3
   CREDIT ENHANCEMENT............................................................................................     3
   CROSS-COLLATERALIZATION.......................................................................................     4
   REGISTRATION OF SECURITIES....................................................................................     4
   OPTIONAL TERMINATION..........................................................................................     4
   MANDATORY TERMINATION.........................................................................................     4
   MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................................................     4
   ERISA CONSIDERATIONS..........................................................................................     5
   RATINGS.......................................................................................................     5
RISK FACTORS.....................................................................................................     6
THE COMPANY AND THE SERVICER.....................................................................................    16
THE SELLER.......................................................................................................    16
THE ISSUER.......................................................................................................    16
THE TRUSTEE......................................................................................................    16
THE TRUST PROPERTY...............................................................................................    17
THE AUTOMOBILE LOANS.............................................................................................    18
   AUTOMOBILE LOAN POOLS.........................................................................................    18
   THE AUTOMOBILE LOANS..........................................................................................    18
   DELINQUENCIES AND NET LOSS INFORMATION ON THE AUTOMOBILE LOANS................................................    19
   MATURITY ON PREPAYMENT CONSIDERATIONS ON THE AUTOMOBILE LOANS.................................................    20
THE COMPANY'S AUTOMOBILE FINANCING PROGRAM.......................................................................    20
   GENERAL.......................................................................................................    20
   SALES AND MARKETING...........................................................................................    20
   UNDERWRITING..................................................................................................    21
   SERVICING AND COLLECTIONS.....................................................................................    21
   INFORMATION TECHNOLOGY AND SYSTEMS............................................................................    23
   RISK MANAGEMENT...............................................................................................    23
POOL FACTORS.....................................................................................................    24
USE OF PROCEEDS..................................................................................................    24
DESCRIPTION OF THE SECURITIES....................................................................................    25
   GENERAL.......................................................................................................    25
   GENERAL PAYMENT TERMS OF SECURITIES...........................................................................    26
   PAYMENT DATES.................................................................................................    27
   DETERMINATION OF PRINCIPAL AND INTEREST ON THE SECURITIES.....................................................    27

   SOFT BULLETS..................................................................................................    28
   FIXED RATE SECURITIES.........................................................................................    28
   FLOATING RATE SECURITIES......................................................................................    28
   INDEXED SECURITIES............................................................................................    29
   SCHEDULED AMORTIZATION SECURITIES; COMPANION SECURITIES.......................................................    30
   BOOK-ENTRY REGISTRATION.......................................................................................    30
   DEFINITIVE SECURITIES.........................................................................................    34
   REPORTS TO SECURITYHOLDERS....................................................................................    34
   FORWARD COMMITMENTS; PRE-FUNDING..............................................................................    35
DESCRIPTION OF THE TRUST AGREEMENTS..............................................................................    36
   SALE AND ASSIGNMENT OF THE AUTOMOBILE LOANS...................................................................    36
   ACCOUNTS......................................................................................................    36
   PAYMENTS ON AUTOMOBILE LOANS..................................................................................    37
   THE SERVICER..................................................................................................    38
   SERVICING PROCEDURES..........................................................................................    38
   SERVICING COMPENSATION........................................................................................    38
   DISTRIBUTIONS.................................................................................................    40
   CREDIT AND CASH FLOW ENHANCEMENTS.............................................................................    40
   STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES.................................................................    41
   EVIDENCE AS TO COMPLIANCE.....................................................................................    41
   CERTAIN MATTERS REGARDING THE SERVICER........................................................................    41
   RIGHTS UPON SERVICER TERMINATION EVENT........................................................................    42
   WAIVER OF PAST DEFAULTS.......................................................................................    42
   AMENDMENT.....................................................................................................    42
   TERMINATION OF TRUSTS.........................................................................................    43
MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOANS...................................................................    43
   GENERAL.......................................................................................................    43
   SECURITY INTERESTS IN THE FINANCED VEHICLES...................................................................    43
   REPOSSESSION..................................................................................................    46
   NOTICE OF SALE; REDEMPTION RIGHTS.............................................................................    46
   DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS......................................................................    47
   CONSUMER PROTECTION LAWS......................................................................................    47
   SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940...............................................................    49
   OTHER LIMITATIONS.............................................................................................    49
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................    50
   GENERAL.......................................................................................................    50
   GRANTOR TRUST SECURITIES......................................................................................    51
   DEBT SECURITIES...............................................................................................    52
   PARTNERSHIP INTERESTS.........................................................................................    53
   FASIT SECURITIES..............................................................................................    55
   DISCOUNT AND PREMIUM..........................................................................................    58
   BACKUP WITHHOLDING AND INFORMATION REPORTING..................................................................    62
   FOREIGN INVESTORS.............................................................................................    62
STATE AND LOCAL TAX CONSEQUENCES.................................................................................    63
ERISA CONSIDERATIONS.............................................................................................    64

   GENERAL.......................................................................................................    64
   ERISA CONSIDERATIONS REGARDING SECURITIES THAT ARE CERTIFICATES...............................................    65
   ERISA CONSIDERATIONS REGARDING SECURITIES THAT ARE NOTES......................................................    67
   CONSULTATION WITH COUNSEL.....................................................................................    68
METHODS OF DISTRIBUTIONS.........................................................................................    69
LEGAL OPINIONS...................................................................................................    70
INCORPORATION BY REFERENCE.......................................................................................    70
FINANCIAL INFORMATION............................................................................................    70

                              SUMMARY OF PROSPECTUS

         - This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

         - This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these structural elements, calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

         - There are material risks associated with an investment in the securities. You should read the section entitled "Risk Factors" on page 6 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

ISSUER

         The issuer for a particular series of securities may be either the seller or a trust formed by the seller.

SELLER

         Triad Financial Special Purpose LLC or another special purpose finance subsidiary of the company. The seller's principal executive office is located at 7711 Center Avenue, Suite 390, Huntington Beach, California 92647 and its telephone number is (714) 373-8300.

COMPANY

         Triad Financial Corporation, a California corporation. The company's principal offices are located at 7711 Center Avenue, Suite 100, Huntington Beach, California 92647; and its telephone number is (714) 373-8300.

SERVICER

         Triad Financial Corporation or another person named as servicer in the related prospectus supplement.

TRUSTEE

         For any series of securities, the trustee specified in the related prospectus supplement.

         In addition, if the issuer is a trust, it may separately enter into and issue notes pursuant to a separate indenture. In that case, the trust and the indenture will be administered by separate independent trustees.

THE SECURITIES

         Each class of securities will be either:

-        notes representing indebtedness of the issuer, or

-        certificates evidencing beneficial ownership in the trust property.

         Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

         A series of securities may provide that distributions of principal or interest or both on any class may be made:

-        upon the occurrence of specified events;

-        in accordance with a schedule or formula; or

- on the basis of collections from designated portions of the related pool of automobile loans.

         A series may include one or more classes that:

- are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

- are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

- have different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both;

- will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

- are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on receivables; or

- has a lockout feature, under which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period.

TRUST PROPERTY

         The property of the Trust will be specified in the prospectus supplement. The trust property may consist of:

- a pool consisting primarily of "non-prime" automobile loans together with all monies received relating to the contracts;

- participation interests in automobile loans and all monies received relating to the contracts for such loans;

- certain amounts due or received from the automobile loans after the cutoff date specified in the related prospectus supplement;

- a security interest in the underlying automobiles and light duty trucks and the proceeds from the disposition of automobiles and light duty trucks, and property relating to the automobiles and trucks;

- Rule of 78s loans under which the obligor pays, in monthly installments, a specified total representing the principal amount financed and finance charges, which finance charges are calculated so that the interest portion of each payment is greater during the early months of the contract term and lower during later months;

- actuarial loans that provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments;

- simple interest loans that provide for amortization of the amount financed through a series of fixed level monthly payments;

-        proceeds from claims on certain insurance policies;

- amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the transaction documents;

-        credit enhancement for the trust property or any class of securities;

-        interest on short-term investments;

- certain rights under the related purchase agreement to cause the company to repurchase receivables affected materially and adversely by breaches of the representations of the company; and

-        all proceeds of the above.

         If the prospectus supplement specifies, the trustee may acquire additional receivables during a specified pre-funding period from monies in a pre-funding account.

         If the prospectus supplement specifies, the securities may have a revolving period. During a revolving period, the issuer may acquire additional automobile loans from the proceeds of payments on existing automobile loans. The securities will not pay principal during this period.

         "Non-prime" automobile loans, the primary component of the trust property, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

PAYMENT DATE

         As described in the prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

RECORD DATE

         The prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

COLLECTION PERIOD

         A period preceding each payment date - for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trustee prior to the related payment date.

CREDIT ENHANCEMENT

         As described in the prospectus supplement, credit enhancement for the trust property or any class of securities may include any one or more of the following:

- a policy issued by an insurer specified in the related prospectus supplement;

-        a reserve account;

-        letters of credit;

-        credit or liquidity facilities;

-        third party payments or other support;

-        cash deposits or other arrangements;

- swaps (including currency swaps) and other derivative instruments and interest rate protection agreements; and

-        subordination, cross-collateralization and over-collateralization.

CROSS-COLLATERALIZATION

         As described in the prospectus supplement, a series or class of securities may include the right to receive monies from a common pool of credit enhancement which may be available for more than one series of securities.

         The common pool of credit enhancement may consist of one or more of the following:

-        a master reserve account;

-        a master insurance policy; or

-        a master collateral pool.

         Payments received by an issuer on automobile loans may not be used to pay principal or interest on securities issued by any other issuer, except to the limited extent that collections in excess of amounts needed to pay an issuer's securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of securities.

REGISTRATION OF SECURITIES

         The issuer may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the prospectus supplement.

OPTIONAL TERMINATION

         As described in this prospectus and the prospectus supplement, the servicer, the company, or if the prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

MANDATORY TERMINATION

         As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The securities of each series will, for federal income tax purposes, constitute one of the following:

- interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

- debt issued by a trust or by the company secured by the underlying automobile loans;

-        interests in a trust which is treated as a partnership; or

- regular interests or high-yield interests in a trust treated as a financial asset securitization investment conduit or FASIT under the Internal Revenue Code.

         In addition to reviewing Material Federal Income Tax Consequences in this prospectus and the prospectus supplement, you should consult your tax advisors.

ERISA CONSIDERATIONS

         A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" in this prospectus and in the prospectus supplement.

RATINGS

         Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings that we expect to receive with respect to any securities will be set forth in the prospectus supplement. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the automobile loans or the effect on the rate of prepayments on the return of principal to securityholders.

                                  RISK FACTORS

         This section and the section under the caption "Risk Factors" in the accompanying prospectus supplement describe the main risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of any class of securities.

YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES, AND MAY HAVE TO HOLD YOUR SECURITIES TO MATURITY EVEN THOUGH YOU MAY WANT TO SELL.

A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

PREPAYMENTS ON THE AUTOMOBILE LOANS COULD CAUSE YOU TO BE PAID EARLIER THAN YOU EXPECT, WHICH MAY ADVERSELY AFFECT YOUR YIELD TO MATURITY.

The automobile loans may be prepaid in full or in part at any time.

The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the automobile loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

The yield to maturity on interest only securities will be extremely sensitive to the rate of prepayments on the automobile loans. If the automobile loans prepay very quickly the yield on an interest only security could be dramatically reduced.

We cannot predict the rate of prepayments of the automobile loans. Prepayment rates are influenced by a wide variety of economic, social and other factors, including obsolescence, prevailing interest rates, availability of alternative financing, transfer of the vehicle, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a trust will experience.

Your securities could be subject to optional or mandatory redemption features, exposing you to investment risk. One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the automobile loans or the securities is less than a specified amount or percentage.

Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

THE TRUST ASSETS CONSIST MAINLY OF LOANS MADE TO "NON-PRIME" BORROWERS.

The trust assets consist primarily of "non-prime" automobile loans originated under the company's lending programs designed to serve consumers who have limited access to traditional automobile financing. There is a high degree of risk associated with non-prime borrowers. The typical non-prime borrower may have had previous financial difficulties, adverse credit histories, low income or may not yet have sufficient credit history. Because the company serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing services, it charges interest at higher rates than those charged by many traditional financing sources. "Non-prime" automobile loans such as those included in trust assets therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies and credit losses than automobile loans originated by traditional automobile financing sources.

TRANSFER OF SERVICING MAY DELAY PAYMENTS TO YOU.

If the company were to cease servicing the automobile loans, delays in processing payments on the automobile loans and information regarding automobile loan payments could occur. This could delay payments to you.

THE SECURITIES ARE ASSET-BACKED DEBT AND EACH ISSUER WILL HAVE ONLY LIMITED ASSETS.

The sole sources for repayment of the securities are payments on the automobile loans, amounts on deposit in the accounts held by the related trustee and any other credit enhancement described in the prospectus supplement.

SECURITYHOLDERS HAVE NO RECOURSE AGAINST THE COMPANY, THE SERVICER, THE TRUSTEE OR THE UNDERWRITERS FOR LOSSES.

The securities represent obligations solely of the trust or debt secured by the trust property. No securities will be guaranteed by the company, the servicer, the trustee or the underwriters. Consequently, if payments on the automobile loans, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from the company, the servicer, the trustee or the underwriters.

CREDIT ENHANCEMENT, IF PROVIDED, WILL BE LIMITED IN BOTH AMOUNT AND SCOPE OF COVERAGE, AND MAY NOT BE SUFFICIENT TO COVER ALL LOSSES OR RISKS ON YOUR INVESTMENT.

Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the contracts and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information will be described in the prospectus supplement.

POSSESSION OF THE AUTOMOBILE LOANS BY THE COMPANY COMBINED WITH THE INSOLVENCY OF THE COMPANY, THE SERVICER, OR OTHER PARTY, MAY CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED.

Any insolvency by the company, the servicer, or a third party while in possession of the automobile loans may result in competing claims to ownership or security interests in the automobile loans which could result in delays in payments on the securities, losses to securityholders or the repayment of the securities.

In addition, if the company, the servicer, or a third party while in possession of the automobile loans, sells or pledges and delivers them to another party, that party could acquire an interest in the automobile loans with priority over the trustee's interest. This could result in delays in payments on the securities, losses to you or the repayment of the securities.

INTERESTS OF OTHER PERSONS IN THE LOANS AND FINANCED VEHICLES COULD BE SUPERIOR TO THE ISSUER'S INTEREST, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR SECURITIES.

Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuer could lose the priority of its security interest in a financed vehicle. Neither the company nor the servicer will have any obligation to repurchase or purchase, respectively, a loan if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the applicable trustee or indenture trustee.

STATE LAWS AND OTHER FACTORS MAY LIMIT THE COLLECTION OF PAYMENTS ON THE AUTOMOBILE LOANS AND REPOSSESSION OF THE VEHICLES.

State laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loans. As a result, you may experience delays in receiving payments and suffer losses. Additional factors that may affect the issuer's ability to recoup the full amount due on an automobile loan including:

- the company's failure to file amendments to certificates of title relating to the vehicles;

- the company's failure to file financing statements to perfect its security interest in the vehicle;

-        depreciation of the financed vehicles;

-        obsolescence of the financed vehicles;

-        damage or loss of any financed vehicle; and

-        the application of federal and state bankruptcy and insolvency laws.

LOANS THAT FAIL TO COMPLY WITH CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON YOUR INVESTMENT.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make the issuer liable to the obligor for any violation by the lender. In some cases, this liability could affect the seller's ability to enforce its rights related to secured loans such as the automobile loans. To the extent specified in this prospectus and in the prospectus supplement, the company may be obligated to repurchase any loan that fails to comply with these legal requirements from the issuer. If the company fails to repurchase that loan, you might experience delays and/or reductions in payments on your securities.

INSOLVENCY OF THE COMPANY MAY CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED.

In some circumstances, a bankruptcy of the company may reduce payments to you. The company will structure the transactions contemplated by this prospectus to guard against the trust property becoming property of the bankruptcy estate of the company. These steps include the creation of one or more separate limited-purpose subsidiaries, which contain restrictions on the nature of their businesses and their ability to commence a voluntary bankruptcy case or proceeding. The company believes that the transfer of the automobile loans to a limited-purpose subsidiary should be treated as an absolute and unconditional assignment and transfer.

However, in the event of an insolvency of the company a court or bankruptcy trustee could attempt to:

- recharacterize the transfer of the automobile loans by the company to the subsidiary as a borrowing by the company from the subsidiary or the related securityholders secured by a pledge of the automobile loans; or

- consolidate the assets of the subsidiary with those of the company because the company will own the equity interests of the subsidiary.

If a recharacterization attempt is successful, a court could elect to accelerate payment of the securities and liquidate the automobile loans. Then you may only be entitled to the outstanding principal amount and interest on the securities at the interest rate on the date of payment. A recharacterization attempt, even if unsuccessful, could result in delays in payments to you.

If either a recharacterization or a consolidation attempt is successful, the securities would be accelerated and the trustee's recovery on your behalf could be limited to the then current value of the automobile loans. Consequently, you could lose the right to future payments and you may not receive your anticipated interest and principal on the securities.

COMMINGLING OF FUNDS WITH THE COMPANY'S FUNDS MAY RESULT IN REDUCED OR DELAYED PAYMENTS TO YOU.

If permitted by the related transaction documents, while the company is the servicer, cash collections held by the company may be commingled and used for the company's benefit prior to each payment date.

If bankruptcy proceedings are commenced with respect to the company while acting as servicer, the company (if not the servicer), the issuer, or the trustee, may not have a perfected security interest and any funds then held by the servicer may be unavailable to securityholders.

LOSSES AND DELINQUENCIES ON THE AUTOMOBILE LOANS MAY DIFFER FROM THE COMPANY'S HISTORICAL LOSS AND DELINQUENCY LEVELS.

We cannot guarantee that the delinquency and net loss levels of the automobile loans in the trust will correspond to the historical levels the company experienced on its loan and vehicle portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

-        changes in the federal income tax laws; or

-        changes in the local, regional or national economies.

USED VEHICLES INCLUDED IN THE AUTOMOBILE LOAN POOL MAY INCUR HIGHER LOSSES THAN NEW AUTOMOBILES.

Some or all of the assets of a trust may consist of loans to finance the purchase of used vehicles. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed vehicle, a greater loss may be incurred.

INCLUSION OF SUBSEQUENT LOANS IN A TRUST MAY RESULT IN ADDITIONAL RISK OF PAYMENT REDUCTIONS OR DELAYS OR REDUCTIONS IN INTEREST RATE YIELD AND PREPAYMENT AND REINVESTMENT RISK IF SUBSEQUENT LOANS ARE NOT PURCHASED BY THE TRUST.

If there are funds in the pre-funding account, those funds may be used to purchase subsequent loans from the seller (which, in turn, will acquire subsequent loans from the company). During the related pre-funding period and until those amounts are applied by the trustee to purchase subsequent loans, amounts on deposit in the pre-funding account will be either (i) held uninvested or (ii) invested in cash-equivalent investments rated in one of the four highest rating categories by at least one rating agency and which will either mature prior to the end of the pre-funding period, or will be drawable on demand. Any resulting investment income will be added to interest collections on the loans and distributed in the manner specified in the prospectus supplement. To the extent that the entire pre-funded amount has not been used to the purchase of subsequent loans, any amounts remaining will be distributed as a prepayment of principal, in the amounts and pursuant to the priorities set forth in the prospectus supplement. Any prepayment of principal could have the effect of shortening the weighted average life of the securities. In addition, holders of the securities will bear the risk that they may be unable to reinvest any such principal prepayment at yields at least equal to the yield on such securities.

THERE MAY BE DEVIATIONS IN CHARACTERISTICS OF THE LOAN POOL IF SUBSEQUENT LOANS ARE PURCHASED BY THE TRUST.

Any addition of a subsequent loan to the trust is subject to the satisfaction of certain characteristics designed to protect the interests of investors. However, the characteristics of the subsequent loans may deviate significantly from the characteristics of the entire pool of automobile loans as of the closing date.

DEFAULTED AUTOMOBILE LOANS MAY RESULT IN A DELAY IN PAYMENTS TO SECURITYHOLDERS AND A LOSS OF YOUR INVESTMENT.

If the company or the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted automobile loans, the trust may not realize the full amount due on an automobile loan, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the trust to realize the full amount due on an automobile loan include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee, whether financing statements to perfect the security interest in the automobile loans had been filed, depreciation, obsolescence, damage or loss of any vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

INABILITY OF THE COMPANY TO REACQUIRE AUTOMOBILE LOANS WHICH BREACH A REPRESENTATION OR WARRANTY MAY CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED.

The transaction documents require the company to acquire automobile loans from the trust property if representations and warranties concerning the loan's eligibility have been breached. If the company is unable to reacquire the automobile loans and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and losses.

INADEQUATE INSURANCE ON VEHICLES MAY CAUSE YOU LOSSES ON YOUR INVESTMENT.

Each automobile loan requires the obligor to maintain insurance covering physical damage to the vehicle with the company named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

In addition, although each automobile loan generally gives the company the right to force place insurance coverage in the event the required physical damage insurance on a vehicle is not maintained by an obligor, neither the company nor the servicer is obligated to force place coverage. If insurance coverage is not maintained by obligors and coverage is not force placed, then insurance recoveries on losses or casualties to vehicles included in the trust property may be limited, and you could suffer a loss on your investment.

LIMITATIONS ON INTEREST PAYMENTS AND REPOSSESSIONS MAY CAUSE LOSSES ON YOUR INVESTMENT.

Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan interest, including fees and charges, above an annual rate of 6% during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could effect the servicer's ability to collect full amounts of interest on some of the automobile loans. In addition, the relief act imposes limitations that would impair the servicer's ability to repossess an affected automobile loan during the obligor's period of active duty status. Thus, if these automobile loans go into default, there may be delays and losses to you.

YOU MAY NOT BE ABLE TO EXERCISE YOUR RIGHTS AS A SECURITYHOLDER DIRECTLY.

Each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement, and will not be registered in the names of the holders of the securities of such series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Banking, societe anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for such series are issued, holders of such securities will not be recognized by the issuer or any applicable trustee or indenture trustee as certificateholders, or noteholders, as the case may be. Hence, until definitive securities are issued, holders of such securities will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company and its participating organizations.

THE RATINGS ASSIGNED TO YOUR SECURITIES BY THE RATING AGENCIES DO NOT ADDRESS

A rating is not a recommendation to purchase, hold, or sell the securities. The ratings of the securities

SUITABILITY OF INVESTMENT AND MAY BE LOWERED OR WITHDRAWN AT ANY TIME, WHICH MAY AFFECT YOUR ABILITY TO SELL YOUR SECURITIES.

do not address the possibility that securityholders may receive a lower than anticipated yield. The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the trust and any credit enhancement for a series of securities. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the ratings agencies, if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt at any time, which may affect your ability to sell your securities.

BECAUSE THE RATINGS OF THE SECURITIES ARE DEPENDENT UPON CREDITWORTHINESS OF THE CREDIT ENHANCEMENT PROVIDER, A DOWNGRADE OF THE CREDIT ENHANCEMENT PROVIDER COULD CAUSE A DOWNGRADE OF THE SECURITIES.

The ratings of securities enhanced by a credit enhancement provider will depend primarily on the creditworthiness of the credit enhancement provider. There is a risk that any reduction in any of the credit enhancement provider's financial strength ratings could result in a reduction of the ratings on the securities.

                          THE COMPANY AND THE SERVICER

         The company is Triad Financial Corporation, a California corporation, wholly owned by Fairlane Credit, LLC, which is a subsidiary of Ford Motor Credit Company. The company was incorporated in California on May 19, 1989. The company originates or purchases and services automobile loans. The company's executive offices are located at 7711 Center Avenue, Suite 100, Huntington Beach, CA 92647; its telephone number is (714) 373-8300.

                                   THE SELLER

         Each seller will be a wholly-owned subsidiary of the company. Each seller has been or will be organized for the limited purpose of purchasing automobile loans from the company and transferring such loans to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purpose. The principal executive offices of the seller are located at 7711 Center Avenue, Suite 390, Huntington Beach, California 92647; its telephone number is (714) 373-8300.

         Each seller has taken or will take steps to make it unlikely that a bankruptcy proceeding will result in consolidation of the assets and liabilities of the seller or the trust with those of the company. These steps include the creation of the seller as a separate, limited-purpose subsidiary with certain limitations, including

-        restrictions on the nature of the seller's business,

- a restriction on the seller's ability to voluntarily declare bankruptcy without the prior unanimous affirmative vote of all of its directors or managers, and

- a requirement that at least one director or manager qualifies under the articles of incorporation or certificate of organization as an "independent director" or an "independent manager."

         However, there can be no assurance that the activities of the seller would not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of the company in a bankruptcy proceeding.

                                   THE ISSUER

         The seller will either establish a separate trust that will issue the securities, or the seller will issue the securities.

                                   THE TRUSTEE

         The trustee for each series of securities will be identified in the prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee detailed in the trust agreement.

         The prospectus supplement will specify procedures for the trustee's and for a successor trustee's appointment, resignation or removal.

                               THE TRUST PROPERTY

         The trust property will be specified in the prospectus supplement and will include:

         -        a pool of primarily "non-prime" automobile loans;

         - all monies, including accrued interest, due on the loans on or after the cut-off date;

         - amounts that the servicer or trustee may hold in one or more accounts;

         - the security interests, if any, in the vehicles financed by the automobile loans;

         - the right to proceeds from claims on credit life, credit disability, physical damage policies covering the vehicles or the obligors;

         -        the proceeds of any repossessed financed vehicles;

         - amounts payable to the company under dealer recourse obligations;

         - the rights of the company under the related automobile loan acquisition agreement, if any;

         - interest earned on short-term investments held in the trust property, unless the prospectus supplement specifies that the interest may be paid to the servicer or the company; and

         -        any and all proceeds of the foregoing.

         If specified in the prospectus supplement, the trust property will also include monies on deposit in a pre-funding account. The trustee will use these monies to acquire or receive a security interest in additional automobile loans during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee on behalf of the trust for the benefit of the securityholders.

         "Non-prime" or "sub-prime" automobile loans, the principal component of the trust property, are common terms used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

         The automobile loans comprising the trust property will be either:

         -        originated by dealers and acquired by the company;

         -        originated by the company;

         - originated by manufacturers (or their captive finance companies) and acquired by the company;

         -        originated by other lenders and acquired by the company; or

         - acquired by the company from originators or owners of automobile loans.

         The trust property will include automobile loans for which the related vehicle is subject to federal or state registration or titling requirements.

                              THE AUTOMOBILE LOANS

AUTOMOBILE LOAN POOLS

         The prospectus supplement will describe the composition of the automobile loans and the distribution of the automobile loans by:

         -        APR;

         -        geographic concentration; and

         -        vehicle model year.

THE AUTOMOBILE LOANS

         The automobile loans may consist of any combination of:

         -        rule of 78s automobile loans;

         -        actuarial automobile loans; or

         -        simple interest automobile loans.

  RULE OF 78s AUTOMOBILE LOANS

         Rule of 78s automobile loans provide for fixed level monthly payments that will amortize the full amount of the automobile loan over its term. The rule of 78s automobile loans provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method -- the rule of 78s. Each rule of 78s automobile loan requires the obligor to pay a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the automobile loan. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Nevertheless, all payments received by the servicer on or in respect of the rule of 78s automobile loans may be allocated on an actuarial or simple interest basis.

  ACTUARIAL AUTOMOBILE LOANS

         An actuarial automobile loan provides for amortization of the loan over a series of fixed level payment monthly installments. Each scheduled monthly payment is deemed to consist of an amount equal to 1/12 of the stated annual percentage rate of the automobile loan multiplied by the outstanding principal balance of the automobile loan and an amount of principal equal to the remainder of such scheduled monthly payment.

  SIMPLE INTEREST AUTOMOBILE LOANS

         Simple interest automobile loans provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the rule of 78s automobile loans, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the automobile loan multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest automobile loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         If an obligor elects to prepay a rule of 78s automobile loan in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s automobile loan generally will be less than the remaining scheduled payments of interest that would be due under a simple interest automobile loan for which all payments were made on schedule. Distributions to securityholders may not be affected by rule of 78s rebates because under the prospectus supplement the distributions may be determined using the actuarial or simple interest method.

DELINQUENCIES AND NET LOSS INFORMATION ON THE AUTOMOBILE LOANS

         The prospectus supplement will describe the company's delinquency and net loss experience with respect to automobile loans it has originated or acquired. This information may include, among other things, the experience with respect to all automobile loans in the company's portfolio during specified periods. There can be no assurance that the delinquency and net loss experience on any trust property will be comparable to the company's prior experience.

MATURITY ON PREPAYMENT CONSIDERATIONS ON THE AUTOMOBILE LOANS

         The weighted average life of the securities will be influenced by the rate at which the principal of the automobile loans backing those securities are paid. If an automobile loan permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the securities. The rate of prepayments on the automobile loans may be influenced by a variety of economic, financial and other factors. In addition, the trust agreements or acquisition agreements will require the company, under specific circumstances, to acquire automobile loans from the related trust property as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

         Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of automobile loans and series of securities, together with a description of any prepayment penalties.

                   THE COMPANY'S AUTOMOBILE FINANCING PROGRAM

GENERAL

         The company engages primarily in the business of purchasing, selling and servicing consumer automobile loans originated primarily by dealers, and, in some cases, originated by other lenders or itself. The company acquires retail installment loans indirectly by purchasing loans primarily through franchise dealers, with the remainder through independent dealers. The company also originates direct loans through the internet under the "RoadLoans" brand. The company acquires direct consumer loans by originating such loans with obligors and by purchasing such loans from other lenders. The company specializes in "non-prime" lending to customers who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. These customers generally have a limited credit history and lower than average income or past credit problems. The company offers a variety of automobile financing programs. The loan offerings vary based upon the loan customer's overall credit quality and the pricing established by the company. These variations affect the coupon charged on the loan. For all such programs, the maximum loan to wholesale value ratio, including approved additional items such as taxes, license fees and warranties, is equal to 150%.

SALES AND MARKETING

         Through its organizational structure, the company maintains a sales organization to solicit new dealer relationships, increase volume with existing dealer relationships, and to provide a high degree of customer service. The company currently employs field representatives who are supervised by regional managers. Each representative works with the dealers to stimulate origination volume and maintain efficiency targets; however, the representative does not have any underwriting authority.

UNDERWRITING

         Loan underwriting is performed in each of the company's two regional servicing centers in Huntington Beach, California or Dallas, Texas.

         In the case of indirect loans, which are loans originated by dealers and sold to the company, dealers typically remit applications to the operations center by facsimile or electronically. In the case of direct loans, which are loans originated directly by the Company, applications are submitted electronically over the internet. A portion of applications are automatically declined based on scorecard and credit policy criteria. In other cases, credit analysts underwrite each application using the company's written underwriting guidelines. After completion of the credit analysis, an underwriter makes a final decision regarding the application: approval, conditional approval or turndown. A conditional approval is an agreement by the company to fund the application under certain specific conditions as determined by the company. In the case of indirect loans, once a dealer chooses the company as its funding source, it assembles the financing package in accordance with the company's requirements. The primary elements of the standard package include the contract, credit application, proof of residence, proof of income, an agreement to provide insurance, and titling paperwork. Packages are generally delivered by overnight mail. In the case of direct loans, once the company confirms that an approved or conditionally approved applicant will purchase a vehicle using its RoadLoans site draft; a fulfillment package is express mailed to the applicant. Each package includes a site draft, note and security agreement, instruction letter to the vehicle seller and instruction letter to the applicant. The company may conduct any or all of the following independent verifications for each package:

         - application information, generally verified directly with the loan customer;

         - mortgage or rental information, generally verified directly with the loan customer's mortgage holder or landlord, as appropriate;

         -        insurance, verified directly with the insurance agent;

         - employment and income levels, verified directly with the loan customer's employer; and

         -        reference information.

         In the case of indirect loans, the company also reviews each contract for completeness and accuracy. The company attempts to maintain a two-day turn-around time from when it receives a complete funding package until it purchases the contract from the dealer. Funding packages with deficiencies are not funded and are returned to the submitting dealer.

SERVICING AND COLLECTIONS

  GENERAL

         The company's servicing responsibilities consist of collecting, accounting for and posting of all payments received with respect to its loans, responding to borrower inquiries, taking steps to maintain the security interest granted in financed vehicles or other collateral, investigating delinquencies, communicating with the loan customers, repossessing and liquidating collateral when necessary, and generally monitoring each loan and the related collateral. The company began servicing all new contract purchases in June 1996.

         The company currently performs all servicing and collection functions from its operations centers in Huntington Beach, California and Dallas, Texas. The company sends payment invoices to loan customers each month for amounts due, including any amounts past due and late charges, if any. Subject to applicable law, the company's current collection policies conform to the following procedures:

         - A welcome call is made prior to the first payment date to verify customer information and reduce early payment delinquency.

         - The initial contacts are made through phone calls, with continued attempts to contact the loan customer for payment at least every two days.

         - In cases where a loan customer has broken a promise to make a payment by a certain date, such loan customer is called within a day.

         - If the company's collection department is unsuccessful in contacting a customer by phone, alternative methods of contact, such as the use of outside agent field calls or location gathering through references, employers, landlords, or other credit references are pursued, generally within 15 to 20 days of the account becoming delinquent.

  REPOSSESSIONS

         As part of the collection process, all practical means of contacting the customer are attempted. If, at any point, a collector feels that there is little or no chance that the company will be able to establish contact with the customer or that the customer will not make the required payments, the collector will submit the contract for repossession. The decision to repossess a vehicle is influenced by many factors, such as previous account history, reasons for delinquency and cooperation of the customer. All contracts submitted are evaluated by collection supervisors to determine if more follow-up work is needed prior to repossession. If so determined, the supervisor provides suggestions to assist the collector in further efforts to collect the payment and/or locate the customer. If the supervisor feels all leads have been exhausted, the contract will be forwarded to the assistant collection manager or collection manager for review. If the collection manager agrees with the supervisor, it will be returned to the collector "approved" for repossession.

         Once the decision to repossess a vehicle is made, the contract is referred to an outside agency which handles the actual repossession. Most state laws require that the customer be sent a "Notice of Intent to Sell," which informs the borrower of the lender's intent to sell the vehicle. The various states provide for a period of time, generally 15 to 20 days, during which the customer may have the right, depending on the applicable statute, either to reinstate the contract by making all past due payments and paying the repossession and storage expenses, or to redeem the vehicle by paying the contract in full, plus expenses associated with repossession and storage of the vehicle. If the customer does not exercise his right to reinstate the contract or redeem the vehicle, as provided by the applicable statute, the company immediately begins the process to sell the vehicle at private or public sale. The vehicle is usually sold within 31 to 45 days after being repossessed. After a repossessed vehicle is sold, the company's collection staff applies for rebates on any extended warranty or life, accident and health insurance policies that may have been financed as part of the vehicle purchase.

         The company's collection policies provide for loan extensions to assist an obligor when temporary financial difficulties interfere with their ability to make scheduled payments. In granting extensions, the company typically requires, with respect to a particular loan, that:

         -        at least six payments have been made;

         - at least twelve months have passed since the last extension was granted; and

         - the maximum number of months extended over the life of the loan, depending on the original loan term, not exceed six months.

INFORMATION TECHNOLOGY AND SYSTEMS

         The Company's information technology needs are met with a system consisting of client servers, a personal computer local area network and a mainframe computer provided by a vendor. The Company's loan accounting and collections systems (Shaw IL 2000 and CS 2000) are housed on a mainframe computer provided by Affiliated Computer Services, Inc., or ACS. ACS's mainframe is located in Dallas, Texas and communicates with the company's operation center through a dedicated, leased telephone line. The Company's loan origination system, CMSI, is maintained at CMSI's operations center in Maryland.

RISK MANAGEMENT

         The company's risk management group, located in the Huntington Beach, California office, plays a significant role within all areas of the company's operations, in particular in new account acquisition programs, in loan approval and in improving operational efficiencies.

         New Account Acquisition Programs. The company uses an internal scorecard in conjunction with its credit policy to underwrite the automobile loans. The new account acquisition program has three components: a static risk score based on loan application and credit bureau data, a deal score based on loan structure, and the credit policy.

         Loan Approval - Fraud Detection. As part of the application process, the underwriter will check for fraud in the case of applications in the higher-risk tiers, self-employed applicants and all applications for which there is a question regarding the validity of the information. This is done using the RiskWise system, a database of public information which can verify an applicant's name, home and work address, home and work phone numbers and social security number.

         Loan Approval - Risk-Based Pricing. Using the "Pricing Side App Evaluator," an underwriter is able to determine the appropriate pricing for an approved application based on the applicant's credit risk. This software system was developed internally and provides automated pricing based on the company's custom risk scores.

         Operational Efficiencies. Operational efficiencies in originations are achieved by automated declinations of applications that do not meet minimum credit criteria. Operational efficiencies in collections are achieved by use of a behavioral score to classify obligors by risk. Collection strategies are implemented based on such risk classifications.

                                  POOL FACTORS

         The pool factor for each class of securities will be a seven-digit decimal, computed by the servicer prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

         A securityholder's portion of the aggregate outstanding principal balance of the related class is the product of:

         - the original aggregate purchase price of the securityholder's securities; and

         -        the applicable pool factor.

         The securityholders of record will receive reports on or about each payment date concerning:

         -        the payments received on the automobile loans;

         -        the pool balance (as defined in the prospectus supplement);

         -        each pool factor; and

         -        other items of information.

         In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

         The proceeds from the sale of the securities of a given series will be used by the seller for the acquisition of the automobile loans, and to make the deposit of the pre-funded amount into the pre-funding account, if any, and/or to provide for other forms of credit enhancement specified in the prospectus supplement. Unless the prospectus supplement specifies otherwise, the net proceeds to be received by the seller will be used for general corporate purposes, including:

         -        the origination or acquisition of additional receivables;

         -        repayment of indebtedness; and

         -        general working capital purposes.

         The company expects that it will make additional transfers of automobile loans to the trust from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

         - the volume of automobile loans the company originates or acquires;

         -        prevailing interest rates;

         -        availability of funds; and

         -        general market conditions.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. The following statements summarize the material terms and provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the trust agreement for the related securities and the related prospectus supplement.

         Each series of securities - or in some instances, two or more series of securities -- will be issued under a trust agreement.

         All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

         The securities may be offered in the form of certificates representing beneficial ownership interests in the trust property held by the trust or in the form of notes representing debt secured by the trust property held by the trust.

         Each series or class of securities may have a different interest rate, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

         A series may include one or more classes of strip securities which are:

         - stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

         - stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

         In addition, a series of securities may include two or more classes of securities that differ as to:

         -        timing;

         -        sequential order;

         -        priority of payment;

         -        interest rate; or

         -        amount of principal or interest distribution or both.

         Distributions of principal or interest or both on any class of securities may be made upon:

         -        the occurrence of specified events;

         -        in accordance with a schedule or formula; or

         - on the basis of collections from designated portions of the pool of automobile loans.

         A series may include one or more classes of accrual securities. Accrual securities will not distribute accrued interest but rather will add the accrued interest to the principal balance, or nominal balance, in the case of accrual securities which are also strip securities, on each payment date, or in the manner described in the prospectus supplement.

         A series may include one or more other classes of securities that are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loans. A series of securities may have a balance that may decrease based on the amortization of automobile loans or increase based on principal collections used to purchase additional automobile loans.

         A series or class of securities may also include a derivative arrangement. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

         In addition, some classes of senior, or subordinate, securities may be senior to other classes of senior, or subordinate, securities in respect of distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

         Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as described in the prospectus supplement.

         The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the collection period, prior to each payment date. Interest accrued and principal collected on the automobile loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

         None of the securities or the automobile loans will be guaranteed or insured by any governmental agency or instrumentality, the servicer, the trustee, or any of their respective affiliates.

PAYMENT DATES

         On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. Except under certain circumstances, the final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

DETERMINATION OF PRINCIPAL AND INTEREST ON THE SECURITIES

         The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

         On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the securityholder multiplied by the total amount to be distributed on that payment date on account of that class.

         For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

         Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that series providing credit enhancement for this type of deficiency. The credit enhancement provider, in this case, will then be required to fund the deficiency.

SOFT BULLETS

         Since the automobile loan pools that will back the securities will generate principal collections in each period, and will have unpredictable amortization rates, the securities will generally not be structured as "bullet" maturities similar to corporate debt, meaning a debt security which pays interest in all periods but principal only in a single payment at maturity.

         However, a trust may enter into forward purchase or liquidity arrangements which result in a security not unlike "bullet maturity" corporate debt. These securities, commonly known as soft bullets, typically have interest payments due in all periods and a single principal payment due on a date certain, but the payment of that principal on that date certain may be dependent on the trust's ability at the time to issue refunding debt, or to access certain liquidity lines. If the refunding debt cannot be issued, or if the liquidity lines cannot be accessed, the securities will then begin to amortize in each period until final maturity.

FIXED RATE SECURITIES

         Each class of securities may bear interest at an annual fixed rate or at a variable or floating rate per annum, as more fully described below and in the prospectus supplement. Each class of fixed rate securities will bear interest at the interest rate specified in the prospectus supplement.

FLOATING RATE SECURITIES

         Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the base rate, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the prospectus supplement. The spread is the percentage above or below the base rate at which interest will be calculated that may be specified in the prospectus supplement as being applicable to such class. The spread multiplier is the percentage that may be specified in the prospectus supplement as being applicable to such class.

         The prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the prospectus supplement.

         As specified in the prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and
(2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

         Each trust that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

         The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

INDEXED SECURITIES

         Any class of securities may consist of securities in which the indexed principal amount, the principal amount payable at the final scheduled payment date, is determined by reference to a measure commonly known as an index. The index will be related to one or more of the following:

         - the difference in the rate of exchange between United States dollars and a currency or composite currency;

         - the difference in the price of a specified commodity on specified dates;

         - the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks, on specified dates; or

         - other objective price or economic measures as are described in the prospectus supplement.

         The prospectus supplement will describe the manner of determining the indexed principal amount of an indexed security and historical and other information about the applicable index, together with information about tax consequences to the holders of indexed securities.

         If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and the third party either suspends the calculation or announcement of the index or changes the basis upon which the index is calculated -- other than changes consistent with policies in effect at the time the indexed security was issued and permitted changes described in the prospectus supplement -- then the index will be calculated for purposes of that indexed security by an independent calculation agent on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of the indexed security will be calculated in the manner described in the prospectus supplement. In the absence of manifest error, any determination of the independent calculation agent will bind all parties.

         The indexed security will pay interest based on an amount designated in the prospectus supplement. The prospectus supplement will describe how the principal amount of the indexed security, if any, will be payable upon redemption or repayment prior to the applicable final scheduled distribution date.

SCHEDULED AMORTIZATION SECURITIES; COMPANION SECURITIES

         The securities may include one or more classes of scheduled amortization securities and companion securities. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities that receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the automobile loans in the related trust than will the scheduled amortization securities of that series.

BOOK-ENTRY REGISTRATION

         We expect that the securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede, the nominee of the Depository Trust Company, commonly known as DTC, in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions for Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries will hold these positions in customers' security accounts in the depositaries names on DTC's books. The prospectus supplement will state if the securities will be in physical rather than book-entry form.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

         Transfers between DTC participants will occur according to DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

         Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account-holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the agreements. Securityholders that are not DTC participants will only be permitted to exercise their rights under the agreements through DTC or through its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

         Unless and until physical securities are issued, securityholders that are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

         Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities, may be limited due to the lack of a physical certificate for the securities.

         DTC advises that it will take any action permitted to be taken by a securityholder under the agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the agreements. DTC may take conflicting actions if directed by its participants.

         Any securities initial registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in "Definitive Securities" in this prospectus or in the agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

         None of the company, the originators, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee Cede or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

DEFINITIVE SECURITIES

         The securities will be issued in fully registered, certificated form, commonly called definitive securities, to the securityholders or their nominees, rather than to DTC or its nominee, only if:

         - the servicer advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the trustee is unable to locate a qualified successor;

         - the servicer, at its option, elects to terminate the book-entry-system through DTC; or

         - after the occurrence of an event of default under the indenture or a default by the servicer under the trust agreements, securityholders representing at least a majority of the outstanding principal amount of the securities advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the securityholders' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

         Distributions of principal of, and interest on, the securities will then be made by the trustee in accordance with the procedures in the indenture or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the securityholder as it appears on the register maintained by the trustee. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

         Definitive securities will be transferable and exchangeable at the offices of the trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

         On or prior to each payment date, the servicer or the trustee will forward or cause to be forwarded to each securityholder of record a statement or statements with respect to the trust property generally describing the following information:

         (1) the amount of the distribution with respect to each class of securities;

         (2)      the amount of the distribution allocable to principal;

         (3)      amount of the distribution allocable to interest;

         (4) the pool balance, if applicable, as of the close of business on the last day of the related collection period;

         (5) the aggregate outstanding principal balance and the pool factor for each class after giving effect to all payments reported under (2) above on the payment date;

         (6) the amount paid to the servicer, if any, with respect to the related collection period;

         (7) the amount of the aggregate purchase amounts for automobile loans that have been reacquired, if any, for the related collection period; and

         (8) to the extent applicable, the amount of coverage under any form of credit enhancement covering default risk as of the close of business on the payment date and a description of any substitute credit enhancement.

         Each amount described under subclauses (1), (2), (3) and (5) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the prospectus supplement.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will provide the securityholders a statement containing the amounts described in (2) and (3) above for that calendar year and any other information required by applicable tax laws.

FORWARD COMMITMENTS; PRE-FUNDING

         A trust may enter into a forward purchase agreement with the seller where the seller will agree to transfer additional automobile loans to the trust following the date on which the trust is established and the securities are issued. The trust may enter into forward purchase agreements to acquire additional automobile loans that could not be delivered by the company or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any automobile loans transferred to the trust conform to specified requirements.

         If a forward purchase agreement is utilized, and unless otherwise specified in the prospectus supplement, the trustee will be required to deposit in a pre-funding account up to 100% of the net proceeds received by the trustee in connection with the sale of one or more classes of securities. The additional automobile loans will be transferred to the trust in exchange for money released to the company from the pre-funding account. Each forward purchase agreement will set a specified funding period during which any transfers must occur. For a trust that elects federal income treatment as a grantor trust, the funding period will be limited to three months from the date the trust is established. For a trust that is treated as a mere security device for federal income tax purposes, the funding period will be limited to one year from the date the trust is established. The forward purchase agreement or the trust agreement will require that any monies originally deposited in the pre-funding account and not used by the end of the funding period be applied as a mandatory prepayment of the related class or classes of securities.

         During the funding period the monies deposited to the pre-funding account will either:

         -    be held uninvested; or

         - be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

         The invested monies will either mature prior to the end of the funding period, or will be drawable on demand and in any event, will not constitute the type of investment that would require registration of the trust as an "investment company" under the Investment Company Act of 1940, as amended.

                       DESCRIPTION OF THE TRUST AGREEMENTS

         Each series of securities will be issued under one or more trust agreements that will establish the trust, transfer the automobile loans and issue the securities. The following paragraphs describe the material provisions common to the agreements. A more detailed discussion of the trust agreements governing your specific series will appear in the prospectus supplement. The term trust agreement as used with respect to a trust means, except as otherwise specified, any and all agreements relating to the establishment of the trust, the servicing of the automobile loans and the issuance of the securities, including the indenture.

SALE AND ASSIGNMENT OF THE AUTOMOBILE LOANS

         On or prior to the closing date, the company will sell and assign the automobile loans to the seller, without recourse, and the seller will sell and assign the automobile loans to a trust or the company will pledge the company's right, title and interests in and to the automobile loans to a trustee on behalf of the securityholders.

         The company will be obligated to acquire from the related trust any automobile loan transferred to a trust or pledged to a trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the company with respect to the automobile loan, which breach has not been cured following the discovery by or notice to the company. In addition, the company may from time to time reacquire automobile loans or substitute other automobile loans for automobile loans under conditions described in the trust agreement.

ACCOUNTS

         For each series of securities issued by a trust, the servicer will establish and maintain with a trustee one or more collection accounts, in the trustee's name on behalf of the securityholders and any credit enhancement providers. The servicer will deposit all payments made on or with respect to the automobile loans into the collection accounts. The servicer will also establish and maintain with the trustee separate distribution accounts, in the trustee's name on behalf of the securityholders and any credit enhancement providers. Amounts released from the collection account, the reserve account or other credit enhancement will be deposited into the distribution account and will be used to make distributions to securityholders.

         The prospectus supplement will describe any other accounts to be established with respect to a trust.

         For any series of securities, funds in the collection account, the distribution account, any reserve account and other accounts (collectively, the trust accounts) will be invested in eligible investments. Eligible investments are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. Eligible investments may include securities issued by the company, the servicer or their respective affiliates or other trusts created by the company or its affiliates. Except as described below or in the prospectus supplement, eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding a payment date. However, subject to any conditions specified in the related agreements, funds in the reserve account may be invested in securities that will not mature prior to the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable collection account on each payment date. The investment earnings will be treated as collections of interest on the automobile loans.

         The trust accounts will be maintained as eligible deposit accounts. An eligible deposit account is an account that is either (a) a segregated account with the corporate trust department of the related indenture trustee of the related trustee, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each rating agency which signifies investment grade or (c) a segregated account with a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank.

         The depository institution or its parent corporation must have either:

         - a long-term unsecured debt rating acceptable to the rating agencies; or

         - a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies.

PAYMENTS ON AUTOMOBILE LOANS

         The servicer will deposit into the collection account all payments on the related automobile loans, from whatever source, and all proceeds of the automobile loans collected within three business days of receipt of available funds. The servicer may not commingle monies deposited in the collection account with funds from other sources.

         However, so long as Triad Financial Corporation is the servicer, if each condition to making monthly deposits as may be required by the related sale and servicing agreement or pooling and servicing agreement (including, the satisfaction of specified ratings criteria and the absence of any servicer default) is satisfied, the servicer may retain these amounts until the business day immediately preceding the related payment date. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the collection account, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings. Except in some circumstances described in the related sale and servicing agreement or pooling and servicing agreement, pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

THE SERVICER

         The servicer under each trust agreement will be named in the prospectus supplement. The servicer may be the company or an affiliate of the company and may have other business relationships with the company or the company's affiliates. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the trust agreements.

         The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the trust agreement. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

SERVICING PROCEDURES

         Each trust agreement requires the servicer to make reasonable efforts to:

         - collect all payments due on the automobile loans which are part of the trust fund; and

         - make collections on the automobile loan using the same collection procedures that it follows with respect to automobile loans that it services for itself and others.

         Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on an automobile loan to extend or modify the payment schedule. Some of the arrangements -- including, without limitation, any extension of the payment schedule beyond the final scheduled payment date for the securities -- may result in the servicer acquiring the automobile loan if the loan becomes a defaulted automobile loan. The servicer may sell the vehicle securing the defaulted automobile loans, if any, at a public or private sale, or take any other action permitted by applicable law. The prospectus supplement will describe the material aspects of any particular servicer's collections and other relevant procedures.

SERVICING COMPENSATION

         The servicer will be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the value of the assets of the trust property, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of distributions with respect to the servicing fee -- together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee will be paid prior to any distribution to the securityholders.

         The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans. In addition, the servicer will be entitled to reimbursement from each trust for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

         The servicing fee will compensate the servicer for performing the functions of a third party servicer of similar types of automobile loans as an agent for their beneficial owner. These functions include:

         -    collecting and posting all payments;

         - responding to inquiries of obligors on the related automobile loans;

         -    investigating delinquencies;

         -    sending billing statements to obligors;

         -    reporting tax information to obligors;

         -    paying costs of collection and disposition of defaults;

         -    policing the collateral;

         -    administering the automobile loans; and

         - accounting for collections and furnishing statements to the trustee or the indenture trustee with respect to distributions.

         The servicing fee also will reimburse the servicer for:

         -    taxes;

         -    accounting fees;

         -    outside auditor fees;

         -    data processing costs; and

         - other costs incurred in connection with administering the automobile loans.

DISTRIBUTIONS

         Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be detailed in the prospectus supplement.

         On each payment date, the servicer will transfer collections on the automobile loans from the collection account to the distribution account for distribution to securityholders. Credit enhancement may be available to cover any shortfalls in the amount available for distribution, to the extent specified in the prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of a series may be subordinate to payments in respect of the notes of a series.

CREDIT AND CASH FLOW ENHANCEMENTS

         The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each class of securities will be detailed in the prospectus supplement. Credit enhancement may be in the form of:

         -    an insurance policy;

         -    subordination of one or more classes of securities;

         -    reserve accounts;

         - overcollateralization resulting from the excess of principal value of the automobile loans over the aggregate principal amount of the securities;

         -    letters of credit;

         -    credit or liquidity facilities;

         -    third party payments or other support;

         -    surety bonds;

         -    guaranteed cash deposits; or

         - other arrangements or any combination of two or more of the foregoing.

         Credit enhancement for a class may cover one or more other classes of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

         Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest. If losses occur that exceed the amount covered by any credit enhancement, or that are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

         Prior to each payment date, the servicer will provide to the applicable indenture trustee and/or the trustee and credit enhancement provider as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under "Description of the Securities -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

         The trust agreements require the servicer to deliver to the trust an annual statement signed by an officer of the servicer stating that the servicer, to such officer's knowledge, has fulfilled its obligations in all material respects under the trust agreements throughout the preceding calendar year, except as specified in the statement. Each year, a firm of independent certified public accountants will furnish a report to the trustee or the indenture trustee stating that the accountants have examined documents and the records relating to servicing of the automobile loans, in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and, except as disclosed in the report, the report disclosed no exceptions or errors in the records relating to automobile and light duty trucks serviced for others that such firm is required to report under the program. The servicer is not required to deliver the report if the servicer is a consolidated subsidiary and there are no separate audits of its books and records.

         Securityholders may obtain copies of these statements and certificates by requesting them in writing from the indenture trustee or the trustee.

CERTAIN MATTERS REGARDING THE SERVICER

         The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the trust agreement.

         The servicer will not be liable to the securityholders for taking any action, or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

         Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

RIGHTS UPON SERVICER TERMINATION EVENT

         A "servicer termination event" will consist of the events set forth in the related prospectus supplement. As long as a servicer termination event remains unremedied, the trustee, the insurer, the credit enhancement provider or securityholders evidencing not less than 50% of the voting rights of the then outstanding securities may terminate all the rights and obligations of the servicer. If this happens, a successor servicer appointed by either the trustee or the insurer, or the trustee itself, will succeed to all the responsibilities, duties and liabilities of the servicer and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer's duties. The party or parties set forth in the related prospectus supplement may terminate all the rights and obligations of the servicer.

WAIVER OF PAST DEFAULTS

         With respect to each trust, unless otherwise provided in the prospectus supplement and subject to the approval of any credit enhancement provider, holders of securities evidencing at least a majority of the voting rights of the then outstanding securities may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the trust agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders' rights with respect to subsequent defaults.

AMENDMENT

         If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancement provider's approval, the trust agreements may be amended, without the securityholders' consent for the purpose of adding, changing or eliminating any provisions of the trust agreements or of modifying in any manner the rights of the securityholders. The seller, the servicer, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities may amend the trust agreements to add, change in any manner, or eliminate any provisions of the trust agreements or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities. However, no amendment may:

         - increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the automobile loans or distributions that are required to be made for the benefit of the securityholders; or

         - without the consent of the securityholders reduce the percentage of securities that are required to consent to any such amendment.

TERMINATION OF TRUSTS

         With respect to each trust, the obligations of the servicer, the seller and the trustee will terminate upon the earlier to occur of:

         - the maturity or other liquidation of the last automobile loan and the disposition of any amounts received upon liquidation of any remaining automobile loans; and

         - the payment to securityholders of all amounts required to be paid to them pursuant to the trust agreements and the expiration of any preference period related thereto.

         If the pool balance of the automobile loans is less than a specified percentage of the initial pool balance, the servicer may, at its option, purchase, as of the end of any collection period immediately preceding a payment date, all remaining automobile loans. The remaining automobile loans will be purchased at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the securities plus accrued and unpaid interest thereon.

         Any outstanding securities of the related series will be redeemed following such purchase.

                 MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOANS

GENERAL

         The transfer of automobile loans by the company to the seller and by the seller to the trust, the perfection of the security interests in the automobile loans, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trustee's rights in the automobile loans. If, through inadvertence or otherwise, a third party were to purchase -- including the taking of a security interest in -- an automobile loan for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and then were to take possession of the automobile loan, the purchaser would acquire an interest in the automobile loan superior to the trust's interest. No entity will take any action to perfect the trustee's right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the trust prior to the time the servicer deposits the proceeds into a trust account.

SECURITY INTERESTS IN THE FINANCED VEHICLES

  GENERAL

         In all of the states in which automobile loans have been originated, the automobile loans are evidenced either by retail installment sales contracts or by promissory notes with a security interest in the vehicle. The installment sales contracts and promissory notes with a security interest are chattel paper under the UCC. Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party's lien on the vehicle's certificate of title.

  PERFECTION

         The company will sell and assign the automobile loans it has originated or acquired and its security interests in the financed vehicles to the trust. Alternatively, the company may assign the automobile loans and its interest in the financed vehicles to the seller or another affiliate of the company. The seller will then sell and assign the automobile loans and related security interests to the trust. The prospectus supplement will specify whether, because of the administrative burden and expense, the company, the servicer or the trustee will not amend any certificate of title to identify the trustee as the new secured party on the certificates of title. UCC financing statements will be filed in order to perfect the transfer of the automobile loans to the seller and their subsequent transfer by the seller to the trust. Further, although the trust will not rely on possession of the automobile loans as the legal basis for the perfection of its interest in the automobile loans or in the security interests in the vehicles, the servicer will continue to hold, either on its own or through third party vendors, or cause a third party custodian to hold, the automobile loans and any certificates of title in its possession as custodian for the trustee. This practice should preclude any other party from claiming a competing security interest in the automobile loans on the basis that their security interest is perfected by possession.

         In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

         - depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

         - filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

         - if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

         However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the company of its interest in the automobile loans to the trust effectively conveys the company's security in the automobile loans and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trustee will succeed to the company's rights as secured party.

         Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trustee, the trustee's security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the company's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle. The company will represent and warrant that it has taken all action necessary to obtain a perfected security interest in each vehicle. If there are any vehicles for which the company failed to obtain a first priority perfected security interest, the company's security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would constitute a breach of the company's representations and warranties. Accordingly, the company would be required to repurchase these automobile loans from the trustee unless the breach were cured.

  CONTINUITY OF PERFECTION

         Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and continues until the owner re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor's request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but that do not require possession, Texas, for example, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection. The trust agreements will require the servicer to take steps to re-perfect the security interest upon receiving notice of re-registration or information from the obligor that it relocated. Similarly, when an obligor sells a vehicle, the servicer will have an opportunity to require that the loan be satisfied before it releases the lien. The opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the certificate. The servicer will hold, either on its own or through third party vendors, or will cause a third party custodian to hold, the certificates of title for the vehicles as custodian for the trustee and will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the vehicles.

  PRIORITY OF CERTAIN LIENS ARISING BY OPERATION OF LAW

         Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

         -    mechanic's, repairmen's and garagemen's liens;

         -    motor vehicle accident liens;

         -    towing and storage liens;

         -    liens arising under various state and federal criminal statutes;
              and

         -    liens for unpaid taxes.

         The UCC also grants certain federal tax liens priority over a secured party's lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The company will represent and warrant to the trustee that, as of the closing date, each security interest in a vehicle is a valid and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trustee's security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan. No notice will be given to the trustee or any securityholder if these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the company's repurchase obligation.

REPOSSESSION

         If an obligor defaults, the holder of the related automobile loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party's remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace. However, in some states, a creditor's course of conduct in accepting late payments has been held to create a right by the obligor to receive prior notice.

NOTICE OF SALE; REDEMPTION RIGHTS

         The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

         -    the unpaid principal balance of the automobile loan;

         -    accrued interest on the automobile loan;

         - the secured party's reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses; or

         - in some other states, by paying the delinquent installments on the unpaid principal balance on the automobile loans.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

         The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually $3,000. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

         In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in a commercially reasonable manner in accordance with the "default" provisions under the UCC.

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

         -    the Truth-in-Lending Act;

         -    the Equal Credit Opportunity Act;

         -    the Federal Trade Commission Act;

         -    the Fair Credit Reporting Act;

         -    the Fair Debt Collection Practices Act;

         -    the Magnuson-Moss Warranty Act;

         -    the Federal Reserve Board's Regulations B and Z;

         -    state adaptations of the Uniform Consumer Credit Code;

         -    state motor vehicle retail installment sale and loan acts;

         -    state "lemon" laws; and

         -    other similar laws.

         In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trustee's ability to enforce consumer finance contracts such as the automobile loans.

         The Federal Trade Commission's so-called "holder-in-due-course" rule has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller. However, liability under the FTC rule is limited to the amounts paid by the obligor under the contract. Because of the FTC Rule, the assignee may be unable to collect any balance due from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loans will be subject to the requirements of the FTC rule, the trustee, as holder of the automobile loans, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan.

         Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks must be licensed to sell vehicles at retail sale. In addition, the Federal Trade Commission's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" explaining the warranty coverage for the vehicles. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer's guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan were successful in asserting these claims or defenses, the servicer would pursue on behalf of the trust any reasonable remedies against the vehicle seller or manufacturer.

         Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the trust agreement and may create an obligation of the company to repurchase the automobile loan unless the breach were cured.

         The company will represent and warrant that each automobile loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trustee because the company violated any law and the claim materially and adversely affects the trustee's interest in an automobile loan, the violation would create an obligation of the company to repurchase the automobile loan unless the violation were cured.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, the holder of an automobile loan may not charge an obligor who enters military service after the obligor takes out a loan more than a 6% annual rate, including fees and charges, during the obligor's active duty status, unless a court orders otherwise upon application of the lender. The relief act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the relief act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan, the company cannot provide information as to the number of loans that may be effected. Application of the relief act would adversely affect, for an indeterminate period of time, the servicer's ability to collect full amounts of interest on some automobile loans. Any shortfall in interest collections resulting from the application of the relief act or similar legislation or regulations, which would not be recoverable from the related automobile loans, would result in a reduction of the amounts distributable to securityholders, and would not be covered by advances, or any form of credit enhancement provided in connection with the securities. In addition, the relief act imposes limitations that would impair the ability of the servicer to repossess an automobile loan during the obligor's period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, if the relief act or similar legislation or regulations applies to any automobile loan that goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the trust or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors. Some securityholders, including insurance companies; tax-exempt organizations; regulated investment companies; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; securityholders that hold their securities as part of a hedge, straddle, appreciated financial position or conversion transaction; and securityholders that will hold their securities as other than capital assets may be subject to special rules that are not discussed below or in the prospectus supplement.

         You should consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the securities.

         Dewey Ballantine LLP, as tax counsel to the seller, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax matters for that series prior to the issuance of the securities. Each opinion will be attached on Form 8-K to be filed with the SEC prior to the sale of that series.

         The following discussion addresses in greater detail securities of four general types:

         - grantor trust securities, representing interests in a grantor trust;

         - debt securities, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

         - partnership interests, representing interests in a trust, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended (the "Code"); and

         - FASIT securities, representing interests in a financial asset securitization investment trust, a FASIT, or a portion of a FASIT, which the seller will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for each series of securities will indicate whether a FASIT election, or elections, will be made for the related trust. If a FASIT election is to be made, the prospectus supplement will identify all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

GRANTOR TRUST SECURITIES

         In the opinion of Dewey Ballantine LLP:

         - each grantor trust security will be issued by a trust that qualifies as a grantor trust for federal income tax purposes; and

         - each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the automobile loans included in the grantor trust.

         A grantor trust security representing an undivided equitable ownership interest in the principal of the automobile loans constituting the related grantor trust, together with interest thereon at a pass-through rate, is referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the automobile loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust is referred to as a grantor trust strip security.

  TAXATION OF BENEFICIAL OWNERS OF GRANTOR TRUST SECURITIES

         Generally, beneficial owners of grantor trust fractional interest securities will be required to report on their federal income tax returns their respective shares of the income from the automobile loans, including amounts used to pay reasonable servicing fees and other expenses. They will not be required to report amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to limitations, they will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of its distributable interest. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income unless they are a corporation which is subject to the alternative minimum tax.

         Beneficial owners of grantor trust strip securities will generally be required to treat the securities as "stripped coupons." Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium," below.

         Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules appears to be that any discount arising upon the purchase of a security, and perhaps all its stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and Premium."

  SALES OF GRANTOR TRUST SECURITIES

         Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the beneficial owner, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

   GRANTOR TRUST REPORTING

         With each distribution the trustee will furnish to each beneficial owner of a grantor trust fractional interest security a statement detailing the amount of the distribution allocable to principal on the underlying automobile loans and to interest thereon at the related interest rate. In addition, the trustee will furnish to each beneficial owner during the year the information to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS").

DEBT SECURITIES

         In the opinion of Dewey Ballantine LLP, debt securities will be:

         - issued by a trust that, for federal income purposes, is treated either as a partnership or as a disregarded entity, which means that its separate existence is disregarded for federal income tax purposes; and will be treated as indebtedness for federal income tax purposes; and

         - will not be treated as ownership interests in the automobile loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "Discount and Premium," below.

  TAXATION OF BENEFICIAL OWNERS OF DEBT SECURITIES

         If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities.

  SALES OF DEBT SECURITIES

         If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

         In general, except as described in "Discount and Premium -- Market Discount," below, any gain or loss on the sale or exchange of a debt security will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

  DEBT SECURITIES REPORTING

         The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal and to interest on it at the related interest rate. In addition, the trustee will furnish to each beneficial owner during a year information to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS.

PARTNERSHIP INTERESTS

         In the opinion of Dewey Ballantine LLP:

         - each partnership interest will be issued by a trust that is treated as a partnership for federal income tax purposes; and

         - each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the automobile loans.

  TAXATION OF BENEFICIAL OWNERS OF PARTNERSHIP INTERESTS

         If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust.

         The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying automobile loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

         Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a securityholder.

  SALE OR EXCHANGE OF PARTNERSHIP INTERESTS

         Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

         Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the securityholder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest exceeding the aggregate cash distributions with respect to the partnership interest, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis.

  PARTNERSHIP REPORTING

         The trustee is required to report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1.

         The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

         Any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes the name, address and taxpayer identification number of the nominee and of each beneficial owner.

         In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest and, under circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

FASIT SECURITIES

         If provided in a related prospectus supplement, an election will be made to treat the trust as a FASIT.

         In the opinion of Dewey Ballantine LLP:

         -    the trust issuing FASIT securities will qualify as a FASIT; and

         - the FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments.

         Continuing to qualify as a FASIT requires ongoing compliance with certain conditions. The tax opinion delivered prior to the sale of, and in connection with, a FASIT issuance, will state that the permissible characteristics and composition of the trust property will enable the trust to meet the requirements for qualification and taxation as a FASIT. A trust for which a FASIT election is made is referred to in this prospectus as a FASIT trust. The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for your series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest, a FASIT regular security, or an ownership interest, a FASIT ownership security.

  TAXATION OF BENEFICIAL OWNERS OF FASIT REGULAR SECURITIES

         A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments. Interest paid to holders of regular interests in a FASIT is deductible by the FASIT in computing its net income as passed through to its owner. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by the beneficial owners. See "Discount and Premium" below.

         In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the following requirements:

         - there is a single ownership interest held directly by an eligible corporation;

         - all other interests that are issued by the FASIT qualify as regular interests;

         - no later than three months after formation and at all times thereafter, substantially all assets of the FASIT (including assets treated as held by the entity, such as assets held by the owner or a person related to the owner that support any regular interest in such entity) are permitted assets; and

         - the entity is not a regulated investment company (RIC) (such as a mutual fund).

         Permitted assets consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a Real Estate Mortgage Investment Conduit, commonly referred to as a REMIC. Based on proposed regulations issued by the Treasury Department (the "Proposed Regulations"), the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code also require the FASIT ownership interest and "high-yield regular interests," described below, to be held only by fully taxable domestic corporations.

         The various interests in a FASIT must meet certain requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and:

         1. unconditionally entitles the securityholder to receive a specified principal amount, or other similar amount;

         2. provides that interest payments, or other similar amounts, if any, at or before maturity are payable based on either a fixed rate or a qualified variable rate;

         3.   has a stated maturity of not longer than 30 years;

         4. has an issue price not greater than 125% of its stated principal amount; and

         5. has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in Code section 1274(d).

         A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (1), (2), (4), or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

         If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. The Proposed Regulations indicate, however, that the Commissioner may allow an entity to continue to be a FASIT or to re-elect FASIT status if loss of its status is determined by the Commissioner to have been inadvertent, it takes prompt steps to requalify and the holders of the ownership interests in the entity agree to make such adjustments as the Commissioner may require with respect to the period in which the entity failed to qualify as a FASIT. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments are treated as equity under general tax principles, cancellation of debt income may result.

  TAXES ON A FASIT TRUST

         Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the FASIT ownership security at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default,
(b) bankruptcy or insolvency of the FASIT, (c) a qualified, complete liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the securityholder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or
(e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT (subject to certain safe harbors). It is unclear the extent to which tax on the transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT ownership security.

         The Proposed Regulations are subject to change before being adopted as final regulations, and it is unclear whether they will be applied retroactively when adopted.

         Due to the complexity of these rules and the proposed form of the Treasury regulations, you should consult with your own tax advisors regarding the tax treatment of your acquisition, ownership and disposition of the FASIT regular securities.

DISCOUNT AND PREMIUM

         A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules of the Code.

         In very general terms:

         - original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method;

         - market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and

         - if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

  ORIGINAL ISSUE DISCOUNT

         In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

         Notwithstanding the general definition, original issue discount will be treated as de minimis if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

         - the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the automobile loans prepay at the rate specified in the related prospectus supplement in the Prepayment Assumption section; by

         - a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity.

         Original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the security. Securityholders also may elect to accrue de minimis original issue discount into income currently based on a constant yield method.

         The Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

         The Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The seller anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The seller makes no representation, however, that the automobile loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

         Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either:

         - beginning on a payment date, or, in the case of the first period, the closing date, and ending on the day before the next payment date; or

         - beginning on the next day following a payment date and ending on the next payment date.

         - The portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

         - the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

         - the adjusted issue price of the security at the beginning of the accrual period.

         The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

         - the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

         - events, including actual prepayments, that have occurred prior to the end of the accrual period;

         -    the prepayment assumption; and

         - in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

         The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of grantor trust strip securities and various FASIT securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

         A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

  MARKET DISCOUNT

         A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available to beneficial owners of securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, ordinary income equal to the discount allocated to the distribution will be recognized.

  PREMIUM

         A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased a premium security, at a premium. A purchaser need not include in income any remaining original issue discount and may elect to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the premium security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, "fully taxable bonds," held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made:

         - a beneficial owner must include the full amount of each interest payment in income as it accrues; and

         - the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

         Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

  SPECIAL ELECTION

         A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING AND INFORMATION REPORTING

         Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

  GRANTOR TRUST SECURITIES, DEBT SECURITIES, AND FASIT REGULAR SECURITIES

         Distributions made on a grantor trust security, debt security or a FASIT regular security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided:

         - the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

         - the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

         - the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

         Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner of a FASIT regular security that also owns 10% or more of the FASIT ownership securities of any FASIT trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

  HIGH-YIELD FASIT REGULAR SECURITIES

         High-yield FASIT regular securities may not be sold to or beneficially-owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of a high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to a high-yield FASIT regular securities for federal income tax purposes. The trust documents will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

  PARTNERSHIP INTERESTS

         Depending upon the particular terms of the trust documents, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

         A look-through rule would apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons should consult their own tax advisors regarding the application to them of the withholding regulations.

                        STATE AND LOCAL TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

         - whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

         - whether the investment satisfies the applicable diversification requirements;

         - whether the investment is in accordance with the documents and instruments governing the plan; and

         - whether the investment is prudent, considering the nature of the investment.

         Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code. Such transactions are treated as prohibited transactions under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

         Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Any plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA CONSIDERATIONS REGARDING SECURITIES THAT ARE CERTIFICATES

  PLAN ASSETS

         The Department of Labor has issued regulations defining what constitutes "plan assets" for purposes of ERISA and section 4975 of the Code.

         The plan asset regulations provide that if a plan makes an investment in an equity interest in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuer for purposes of the plan asset regulations, and there can be no assurance that the issuer will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the management and operation of the trust, including the servicing of the automobile loans, might constitute prohibited transactions unless an exemption is available.

  UNDERWRITER EXEMPTIONS

         The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

         - certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

         -    property securing a permitted obligation;

         - undistributed cash, cash credited to a pre-funding account or a capitalized interest account, and certain temporary investments made therewith; and

         - certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

         The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust, owner trust or FASIT) and which entitle the securityholder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

         Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

         - the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

         - the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a designated transaction;

         - at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from one of the following rating agencies: Standard and Poor's, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings;

         - the trustee must not be an affiliate of any other member of the restricted group;

         - the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer's sponsor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

         - the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

         - in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

         For purposes of the underwriter exemptions, the term "designated transaction" includes any securitization transaction in which the assets of the issuer consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

         The issuer must also meet the following requirements:

         - the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

         - securities evidencing interests the other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities;

         - investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

         The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

         - in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

         - the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

         - the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

         - immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuer's sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

ERISA CONSIDERATIONS REGARDING SECURITIES THAT ARE NOTES

         Securities that are notes will not be considered equity interests in the issuer for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuer's assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuer or an affiliate will not become party in interest or disqualified person with respect to a plan that acquires notes.

         Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer's assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

         If the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

         - PTCE 84-14, regarding transactions effected by qualified professional asset managers;

         - PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

         - PTCE 91-38, regarding transactions entered into by bank collective investment funds;

         - PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

         - PTCE 96-23, regarding transactions effected by in-house asset managers.

         Each purchaser and each transferee of a note that is treated as debt for purposes of the plan asset regulations may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

CONSULTATION WITH COUNSEL

         The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

         -    whether the trust's assets would be considered plan assets;

         - the possibility of exemptive relief from the prohibited transaction rules; and

         -    other ERISA issues and their potential consequences.

         In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                            METHODS OF DISTRIBUTIONS

         The issuer will offer the securities offered by this prospectus and by the prospectus supplement in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the company from the sale.

         The company intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

         - By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         - By placements by the company with institutional investors through dealers;

         -    By direct placements by the company with institutional investors;
              and

         -    By competitive bid.

         In addition, securities may be offered in whole or in part in exchange for the automobile loans - and other assets, if applicable -- that would comprise the trust property.

         If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

         In connection with the sale of the securities, underwriters may receive compensation from the company or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the company and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The prospectus supplement will describe any compensation paid by the company.

         It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made.

         For any securities offered by placements through dealers, the prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of securities.

         Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL OPINIONS

         Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the prospectus supplement.

                           INCORPORATION BY REFERENCE

         The company will from time to time, file various items with the Securities and Exchange Commission relating to the issuing trusts and the securities offered by this prospectus and the prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports on Forms 8-K and 10-K, which the company will file for each trust for so long as that trust is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of each credit enhancement provider, if not attached to the related prospectus supplement, will also be incorporated by reference.

         All of these items will be incorporated by reference into the registration statement of which this prospectus is a part. This means that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission -- see "Where You Can Find More Information" in the related prospectus supplement.

                              FINANCIAL INFORMATION

         Certain specified trust property will secure each series of securities, however, no trust will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any trust that is a Delaware business trust. Accordingly, financial statements with respect to the trust property of any trust which is a Delaware business trust will be included in the prospectus supplement. A prospectus supplement may also contain the financial statements of the related credit enhancement provider, if any.

                             [TRIAD FINANCIAL LOGO]